UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Agenus Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AGENUS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date Time Webcast Address		June 8, 2022 3:30 P.M., Eastern Time Live audio web conference at www.virtualshareholdermeeting.com/AGEN2022

Proposals	1.	To elect Brian Corvese and Timothy R. Wright as Class I directors, each for a term of three years expiring at the 2025 Annual Meeting of Stockholders.

	2.	To approve an amendment to our Amended and Restated Directors’ Deferred Compensation Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 575,000 to 775,000.

	3.	To approve an amendment to our 2019 Equity Incentive Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 26,000,000 to 41,000,000.

	4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

	5.	To consider any other business as may properly come before the 2022 Annual Meeting of Stockholders or any postponement or adjournment of the meeting.

Record Date		You are entitled to vote if you were a stockholder of record on April 11, 2022.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the 2022 Annual Meeting of Stockholders for ten days before the meeting during ordinary business hours at our principal offices at 3 Forbes Road, Lexington, Massachusetts 02421.

It is important that your shares be represented at the 2022 Annual Meeting of Stockholders. Therefore, whether or not you plan to attend the meeting virtually, please complete your proxy and return it to us. If you attend the 2022 Annual Meeting of Stockholders virtually and wish to vote at the meeting, your proxy will not be used. You may also vote your shares over the internet or by telephone. Instructions for internet or telephonic voting are printed on your proxy card.

By order of the Board of Directors,

Garo H. Armen, Chief Executive Officer

April 29, 2022

Page
GENERAL INFORMATION ABOUT OUR VIRTUAL STOCKHOLDER MEETING	2
VOTING PROCEDURES	3
PROPOSAL 1—ELECTION OF DIRECTORS	8
OUR CORPORATE GOVERNANCE	12
COMPENSATION DISCUSSION AND ANALYSIS	18
COMPENSATION OF NAMED EXECUTIVE OFFICERS	32
DIRECTOR COMPENSATION	45
OWNERSHIP OF OUR COMMON STOCK	48
DELINQUENT SECTION 16(a) REPORTS	50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED DIRECTORS’ DEFERRED COMPENSATION PLAN (AS AMENDED) TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN FROM 575,000 TO 775,000	53
PROPOSAL 3—TO APPROVE AN AMENDMENT TO OUR 2019 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN FROM 26,000,000 TO 41,000,000	56
PROPOSAL 4—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	65
REPORT OF THE AUDIT AND FINANCE COMMITTEE	67
ADDITIONAL INFORMATION	68
APPENDIX A AMENDMENT TO OUR AMENDED AND RESTATED DIRECTORS’ DEFERRED COMPENSATION PLAN	A-1
APPENDIX B AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN	B-1

AGENUS INC.

3 Forbes Road

Lexington, Massachusetts 02421

Telephone: (781) 674-4400

PROXY STATEMENT

April 29, 2022

This proxy statement contains information about the 2022 Annual Meeting of Stockholders of Agenus Inc. (the “Annual Meeting”), including any postponements or adjournments of the meeting. The Annual Meeting will be held virtually by live audio web conference at www.virtualshareholdermeeting.com/AGEN2022 on June 8, 2022 at 3:30 P.M., Eastern Time.

In this proxy statement, we refer to Agenus Inc. as “Agenus,” “us,” “we” or the “Company.”

This proxy statement and solicitation is being made on behalf of the Board of Directors of Agenus. In accordance with the “notice and access” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors, on or about April 29, 2022 we first sent a Notice of Internet Availability of Proxy Materials and provided access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2021 and a form of proxy) over the internet to each stockholder entitled to vote at the Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2021 and a form of proxy) on or about April 29, 2022.

Our Annual Report on Form 10-K for the year ended December 31, 2021 is also available on our corporate website at https://investor.agenusbio.com/financial-information/sec-filings and through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Annual Report on Form 10-K, which we will provide to you without charge, write to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421. No material on our website is part of this proxy statement.

GENERAL INFORMATION ABOUT OUR VIRTUAL STOCKHOLDER MEETING

Why a virtual meeting?	Given the ongoing novel coronavirus (COVID-19) pandemic, we believe it important for the safety of our employees, stockholders and all of our constituents to participate fully from a remote location. We have designed the virtual format for ease of stockholder access and participation. Stockholders may vote and submit questions online during the meeting by following the instructions below.

Who can attend the 2022 Annual Meeting?	Any Company stockholder as of the close of business on the record date, April 11, 2022, may attend the 2022 Annual Meeting.

How do I attend the 2022 Annual Meeting?	Our Annual Meeting will begin promptly at 3:30 p.m. Eastern Time in a virtual meeting format at www.virtualshareholdermeeting.com/AGEN2022. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. Online check-in will start 15 minutes before the meeting, and you should allow ample time for the check-in procedures. If your shares are held in a bank or brokerage account, instructions should also be provided on the voting instruction form provided by your bank or brokerage firm.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual Annual Meeting website?	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Stockholders have a choice of voting over the internet, by telephone, by mail using a proxy card, or by attending the 2022 Annual Meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the internet, by telephone, or virtually at the 2022 Annual Meeting, you do not need to return your proxy card.

Who can vote?	Each share of our common stock that you owned as of the close of business on April 11, 2022 (the “record date”), entitles you to one vote on each matter to be voted upon at the 2022 Annual Meeting. On the record date, there were 270,273,610 shares of Agenus common stock issued, outstanding, and entitled to vote.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we provide stockholders access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you revoke the election and request a full set of printed proxy materials.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record.” The Notice was sent directly to you by our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), on behalf of Agenus.

If your shares are held for you in an account by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name.”

How do I vote?

If your shares are registered directly in your name, you may vote:

•  Over the internet. Go to the website of our tabulator, Broadridge, at http://www.proxyvote.com and follow the instructions. Your shares will be voted according to your instructions. If you do not specify how you want to vote your shares, your internet vote will not be completed and you will receive an error message. If you hold your shares directly and wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 7, 2022. If your shares are held in a Company stock plan and you wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 7, 2022.

•  By telephone. Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you hold your shares directly and wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 7, 2022. If your shares are held in a Company stock plan and you wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 7, 2022.

•  By mail. Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy card delivered by mail must be received on or prior to June 7, 2022. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•  At the 2022 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/AGEN2022 during the 2022 Annual Meeting. You will need the 16-digit control number that is on either the notice or the proxy card when voting. Additional instructions regarding voting will be provided on the 2022 Annual Meeting website.

If your shares are registered in “street name,” you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.

How can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2022 Annual Meeting. To do this, you must do one of the following:

•  Vote over the internet as instructed above. Only your latest internet vote is counted.

•  Vote by telephone as instructed above. Only your latest telephonic vote is counted.

•  Sign a new proxy card and submit it as instructed above.

•  Attend the 2022 Annual Meeting virtually and vote at the meeting. Attending the meeting will not revoke your proxy unless you specifically request it. Please refer to the instructions on page 2 for information on how to attend our 2022 Annual Meeting. You may vote during the meeting by following the instructions available on the meeting website.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote at the 2022 Annual Meeting if you deliver a valid and completed proxy card as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, vote by telephone, return your proxy, or vote through the web portal at the 2022 Annual Meeting.

If your shares are held in “street name,” your broker, bank, or nominee, under certain circumstances, may vote your shares for you if you do not return your proxy. A broker, bank, or nominee has authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your broker, bank, or nominee to vote your shares, it may either vote your shares on routine matters, or leave your shares unvoted. Proposal 4 (to ratify the appointment of KPMG LLP as our independent registered public accounting firm) is the only proposal that is considered a routine matter for this purpose. Your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless they receive your voting instructions. We encourage you to provide voting instructions to your broker, bank, or nominee by giving them your proxy. This ensures your shares will be voted at the 2022 Annual Meeting according to your instructions. You should receive directions from your broker, bank, or nominee about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?	It means that you have more than one account, which may be at the transfer agent or brokers. Please vote over the internet or by telephone, or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the 2022 Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the 2022 Annual Meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the shares are voted in person or by proxy at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, the 2022 Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—To elect two Class I directors, each for a term of three years expiring at the 2025 Annual Meeting of Stockholders.

The nominees for director receiving the highest number of votes FOR election will be elected as a director. This is called a plurality. You may vote FOR the nominees or WITHHOLD your vote from one or more of the nominees. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes” (when a broker does not have authority to vote on the proposal in question). “Broker non-votes” are not counted for purposes of electing directors. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2—To approve an amendment to our Amended and Restated Directors’ Deferred Compensation Plan to increase the number of shares of common stock authorized for issuance under such plan from 575,000 to 775,000.

To approve Proposal 2, a majority of the votes cast by stockholders present in person or represented by proxy at the 2022 Annual Meeting and voting on the matter must vote FOR Proposal 2. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

Proposal 3—To approve an amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan from 26,000,000 to 41,000,000.

To approve Proposal 3, a majority of the votes cast by stockholders present in person or represented by proxy at the 2022 Annual Meeting and voting on the matter must vote FOR Proposal 3. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

To approve Proposal 4, a majority of the votes cast by stockholders present in person or represented by proxy at the 2022 Annual Meeting and voting on the matter must vote FOR Proposal 4. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 4. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions will not be counted as votes cast or shares voting on Proposal 4 and will have no effect on the vote.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•  FOR Proposal 1—To elect the nominated Class I directors, each for a term of three years expiring at the 2025 Annual Meeting of Stockholders.

•  FOR Proposal 2—To approve an amendment to our Amended and Restated Directors’ Deferred Compensation Plan to increase the number of shares of common stock authorized for issuance under such plan from 575,000 to 775,000.

•  FOR Proposal 3—To approve an amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan from 26,000,000 to 41,000,000.

•  FOR Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Are there other matters to be voted on at the 2022 Annual Meeting?	We do not know of any other matters that may come before the 2022 Annual Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy card should vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the 2022 Annual Meeting?	We will report the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the end of the 2022 Annual Meeting.

Who bears the costs of soliciting these proxies?	We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. We have retained Alliance Advisors, LLC at an estimated cost of $21,000 plus reimbursement of expenses to assist in our solicitation of proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the internet instead of receiving printed copies in the mail?

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available on our website at https://investor.agenusbio.com/financial-information/sec-filings. Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving printed copies in the mail.

If your shares are registered directly in your name, you can choose this option when you vote over the internet and save us the cost of producing and mailing these documents. You can also choose to view future proxy statements and annual reports over the internet. Your election to receive proxy materials by e-mail will remain in effect until you revoke the election and request a full set of printed proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.

If your shares are held in “street name,” you should check the information provided by your broker, bank, or other nominee for instructions on how to elect to view future proxy statements and annual reports over the internet. No material on our website is part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated the individuals listed below for election as Class I directors. Each nominee currently serves as a Class I director.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently consists of seven members. Two members are Class I directors, with terms expiring at the 2022 Annual Meeting of Stockholders. Three members are Class II directors, with terms expiring at the 2023 Annual Meeting. Two members are Class III directors, with terms expiring at the 2024 Annual Meeting of Stockholders. The Board has nominated Brian Corvese and Timothy R. Wright, each of whom is a current Class I director, for re-election to a term expiring at the 2025 Annual Meeting of Stockholders.

For more information on nomination of directors, see “Corporate Governance and Nominating Committee” below in the section entitled “Our Corporate Governance—Committees of the Board.”

Your vote is requested in favor of Brian Corvese and Timothy R. Wright, the nominees listed below, as Class I directors. The nominees have indicated their willingness to serve, if elected, but if they should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board.

There are no family relationships between or among any of our executive officers, directors, or nominee for director.

Below are the names and certain information about each member of the Board, including the nominees for election as Class I directors:

NOMINEES FOR CLASS I DIRECTORS—TERMS TO EXPIRE IN 2022

Brian Corvese Age: 64 President and Founder of Vencor Capital Director since 2007 (a) Compensation Committee (b) Corporate Governance and Nominating Committee (c) Executive Committee (Chair)	Since 1999, Mr. Corvese has been the President and Founder of Vencor Capital (“Vencor”), a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the Board of Directors of MiNK Therapeutics, Inc., the National Telecommunications Corporation, based in Cairo, Egypt, and Protagenic Therapeutics, an affiliate of Agenus, based in Ontario, Canada. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. With over 30 years of experience in the financial industry, Mr. Corvese brings substantial financial, business and governance expertise to our Board.

Timothy R. Wright

Age: 64

Chief Executive Officer of

MiMedX Group, Inc.

Director since 2006,

Lead Director since 2009

(a) Compensation Committee (b) Corporate Governance and Nominating Committee (Chair)

(c) Audit and Finance Committee

(d) Executive Committee

Mr. Wright is the Chief Executive Officer of MiMedX Group, Inc. (“MiMedX”), a position that he has held since May 2019. MiMedX is an advanced wound care and emerging therapeutic biologics company. Mr. Wright has also been a Director of MiMedX since June 2019. Mr. Wright has also served as a Partner at Signal Hill Advisors, LLC since February 2011. Mr. Wright also serves as chairman of The Ohio State University Comprehensive Cancer Center Drug Development Institute that he founded in 2011, and director of the Ohio State University Innovation Foundation. Mr. Wright was the President and Chief Executive Officer and a director of M2Gen Corp., a privately held health informatics company, between July 2017 and September 2018. From April 2015 through July 2017, Mr. Wright was the Executive Vice President, Mergers and Acquisitions, Strategy and Innovation at Teva Pharmaceuticals Industries Ltd. From September 2013 to March 2015, Mr. Wright served as head of The Ohio State University Technology Transfer Office. From July 2011 to July 2012, Mr. Wright served as Chairman, Interim CEO, and a member of the Board of Directors of Curaxis Pharmaceuticals Corporation, a research based company dedicated to finding cures for age-related diseases, including Alzheimer’s disease and cancer. Prior to Mr. Wright’s tenure at Curaxis, the company had been experiencing financial difficulties and, as a result, Curaxis filed for Chapter 11 bankruptcy in July 2012.

Prior to that, Mr. Wright served as President of the Imaging Solutions and Pharmaceutical Products Sector of Covidien from February 2007 until December 2010. Mr. Wright brings to our Board over 30 years of global pharmaceutical industry experience in general management, product development, and commercialization as well as business restructuring and transaction experience. Beginning in April 2004, Mr. Wright was interim CEO, President and a member of the Board of Directors of AAI Pharma, a hybrid pharmaceutical, drug delivery/manufacturing, and global clinical research organization. Upon the sale of AAI Pharma’s pharmaceutical assets to Xanodyne Pharmaceuticals Inc., Mr. Wright transitioned to Chief Operating Officer at Xanodyne Pharmaceuticals Inc., a role he maintained until May 2006. Mr. Wright was also President of Elan Bio-Pharmaceuticals and has held several senior management positions with Cardinal Health Inc. and Dupont Merck Pharmaceutical Company. Over his career, Mr. Wright has served on ten Boards of Directors, including six in North America and four in Europe and Asia. Mr. Wright earned his bachelor’s degree from The Ohio State University. Mr. Wright’s global and extensive biotechnology, pharmaceuticals and life sciences operating experience combined with his professional Board experience brings important insight to Agenus.

CLASS II DIRECTORS – TERMS TO EXPIRE IN 2023

Garo H. Armen, Ph.D. Age: 69 Founder and Chairman and Chief Executive Officer of Agenus Inc. Director since 1999 (a) Executive Committee

Dr. Armen is Chairman and Chief Executive Officer of Agenus Inc., which he co-founded in 1994. Dr. Armen brings to our Board a deep historical and practical knowledge of the business of the Company and its technologies, as well as years of expertise in the financial and biopharmaceutical arenas. From mid-2002 through 2004, he was Chairman of the Board of Directors for the biopharmaceutical company Elan Corporation, plc which he helped restructure. Dr. Armen currently serves as non-executive Chairman of the Board of Directors of Protagenic Therapeutics, Inc., a publicly held biotechnology company and as the Chairman of the Board of MiNK Therapeutics, Inc., an affiliate of Agenus.

Dr. Armen is also the founder and Chairman of the Children of Armenia Fund, a philanthropic organization established in 2000 that is dedicated to the positive development of the children and youth of rural Armenia. He holds a Ph.D. degree in physical organic chemistry from the City University of New York.

Susan Hirsch Age: 69 Director since 2020	Ms. Hirsch has over 40 years of experience in investment management and finance. Until February 2021, she was a Managing Director and Portfolio Manager at Nuveen, a TIAA company, where she was responsible for managing over $20 billion in assets including the TIAA-CREF Large-Cap Growth Fund with $6.6 billion in assets. Prior to joining Nuveen in 2005, she served as Executive Vice President and Portfolio Manager for the Mid-Cap Growth and Technology Sector portfolios as Jennison Associates. Ms. Hirsh’s previous experience also includes investment management positions at Lehman Brothers Global Asset Management and Delphi Asset Management as a Senior Portfolio Manager for the Selected Growth Stock Portfolio. She began her career as an analyst at Smith Barney and Lehman Brothers where the success of her quantitative model led to her subsequent recognition as a top ranked Institutional analyst for small cap growth stocks in 1991, 1992 and 1993. Ms. Hirsch holds a BS in Accounting from Brooklyn College. Ms. Hirsch brings extensive investment and financial experience to our Board.

Ulf Wiinberg Age: 63 Director since 2016 (a) Audit and Finance Committee (Chair) (b) Corporate Governance and Nominating Committee	Mr. Wiinberg has almost 20 years of senior leadership experience, most recently serving as Chief Executive Officer of X+Vax Technology A.S., a biotech company committed to developing vaccines against pathogens acquired by mucosal infection such as herpes. Mr. Wiinberg previously served as Chief Executive Officer of H. Lundbeck A/S (“Lundbeck”) from June 2008 to December 2014. Lundbeck is a global pharmaceutical company developing and marketing treatments for psychiatric and neurological disorders. He previously served on the boards of several health care industry associations and held multiple executive roles at Wyeth, one of the world’s largest research- driven pharmaceutical companies that was acquired by Pfizer in 2009. He served as President of Wyeth Europe, Africa and Middle East; President of Consumer Healthcare; Managing Director of Wyeth UK, and in various commercial positions. Mr. Wiinberg currently serves on the boards of UCB SA, a global biopharmaceutical company based in Belgium, Hansa Medical AB (Chairman), a Swedish biopharmaceutical company, Alfa Laval AB, a Swedish industrial company, and MiNK Therapeutics, Inc., an affiliate of Agenus. Mr. Wiinberg qualifies as an audit committee financial expert and brings to our Board years of experience in the biotechnology, pharmaceutical and healthcare industries internationally as well as extensive financial and corporate governance experience.

CLASS III DIRECTORS—TERMS TO EXPIRE IN 2024

Wadih Jordan Age: 87 President of NearEast Enterprises, L.L.C. Director since 2003 (a) Compensation Committee (Chair) (b) Audit and Finance Committee	Mr. Jordan was most recently the founder and President of NearEast Enterprise, L.L.C. from 2011 to April 2015, a company that marketed pharmaceuticals in Near East markets, including Lebanon, Turkey, Saudi Arabia, Egypt, and the Gulf countries. From 1995 to 2011, Mr. Jordan served as President of NearEast Pharma LLC, a company that provided pharmaceutical, biotechnology and equipment for pharmaceutical industries to the Near East and Middle East markets. From 1993 to 1995, Mr. Jordan served as a Vice President of Cyanamid International, a research-based life sciences company, and from 1976 to 1993, Mr. Jordan served as a Managing Director within Cyanamid International. From December 2003 to December 2015, Mr. Jordan was a trustee of the Board of Directors of the Lebanese American University, located in Beirut, Lebanon, and incorporated under the Board of Regents in New York State. Mr. Jordan received a bachelor’s degree in agriculture at the American University of Beirut, Lebanon, and a certificate in international business from Columbia University. Mr. Jordan brings to our Board years of expertise in both the biotechnology/ pharmaceutical and international arenas.

Allison M. Jeynes-Ellis, MD, FFPM (UK) Age: 56 Chief Executive Officer of Avillion LLP Director since 2018	Dr. Jeynes-Ellis is a trained clinician with more than 25 years of senior leadership experience in the pharmaceutical industry. Dr. Jeynes-Ellis became the Chair of the Board of OxSonics Therapeutics (“OxSonics”) in April 2021. OxSonics is a biotechnology company developing ultrasound-based drug delivery systems for the treatment of cancer. Dr. Jeynes-Ellis has been the Chief Executive Officer of Avillion LLP (“Avillion”), a London-based drug development company since 2014. Prior to her current position as CEO, Dr. Jeynes-Ellis served as Avillion’s Chief Medical Officer from December 2012 to January 2014. Before her tenure at Avillion, Dr. Jeynes-Ellis worked in senior roles at Wyeth, Bristol-Myers Squibb, and Novartis. Her previous affiliations also include Cambridge Antibody Technology and Genentech, government bodies and medical charities. She has managed teams focusing on global clinical development projects that have led to drug approvals in Europe and the United States, across a range of therapeutic areas. Allison also sits on the Board of Directors of Anaveon and is a Senior Advisor to Blackstone Life Sciences and a Special Advisor to Abingworth. Dr. Jeynes-Ellis bring to our Board substantial experience as a life science executive and medical expertise.

Vote Required

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” “Broker non-votes” are not counted for purposes of electing directors. You may vote FOR each of the nominees, WITHHOLD your vote from each of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR each of the nominees for Director.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Agenus to achieve business success and to create value for our stockholders. The Board is committed to high governance standards and to continually working to improve them. We regularly review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board

The Board monitors our overall corporate performance, the integrity of our financial controls, risk management and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by management on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. Senior management regularly reviews key portions of our business and its progress with the Board. These practices afford the Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk and opportunities to mitigate such risk. The Audit and Finance Committee of the Board reviews the risk management practices of the Company and both the Corporate Governance and Nominating Committee and the Audit and Finance Committee receive periodic updates from the Company’s senior management outlining areas of compliance focus and proposed recommendations. Additionally, the Compensation Committee reviews the Company’s executive compensation program and the incentives created by the executive compensation program, to assess whether our compensation arrangements encourage excessive or properly calibrate risk-taking by our executives.

We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. Timothy R. Wright, our Lead Director, introduces each new Board member to our Corporate Governance policies and their responsibilities to the Company as a director. Each Board member receives a Board of Directors handbook that provides the director with a summary of these practices and policies.

Board Meetings and Attendance

In 2021, the Board met seven times and acted by written consent five times. During 2021, each of our directors, other than Ms. Jeynes-Ellis, Mr. Wright and Mr. Wiinberg, attended at least 75% of (i) the meetings of the Board and (ii) all meetings of committees of the Board on which the director served, during the period in which they were directors. Mr. Wright was unable to attend two meetings of the Audit and Finance Committee and Ms. Jeynes-Ellis and Mr. Wiinberg each missed two Board meetings in 2021. All of our Board members attended our 2021 Annual Meeting of Stockholders. We expect all of our Board members to attend the 2022 Annual Meeting.

Governance Guidelines

The Board is guided by our Guidelines on Significant Corporate Governance Issues (our “Governance Guidelines”). We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews our Governance Guidelines from time to time, as needed, and at least once annually. Our Governance Guidelines are posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. Each year, the Lead Director surveys the Board members to assess the effectiveness of the Board and its committees. Using these surveys, the Lead Director assesses the Board’s performance and the performance of individual members, and reports his conclusions to the full Board. The assessment also evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to Agenus. Each of the Board’s standing committees also conducts annual self-evaluations.

At each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and the conduct of the meeting, and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics

The Board originally adopted our Code of Business Conduct and Ethics (the “Code of Ethics”) in 2003. The Board reviewed, revised, and updated the Code of Ethics most recently in February 2021. The Code of Ethics applies to all members of the Board and all employees of Agenus, including our Chief Executive Officer, and Principal Financial and Accounting Officer. Among other matters, our Code of Ethics prohibits the members of the Board and all employees of Agenus from buying or selling our securities while in possession of material, non-public information about the Company. Our Code of Ethics is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement. We intend to post on our website all disclosures that are required by law or Nasdaq listing rules concerning any amendments to, or waivers from, our Code of Ethics. Stockholders may request a free printed copy of our Code of Ethics by writing to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, MA 02421.

Independence of Directors

Our Governance Guidelines and Nasdaq listing rules provide that a majority of the Board should be composed of independent directors. The Corporate Governance and Nominating Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent. The Board then makes the final determination. The Board takes into account Nasdaq listing rules, applicable laws and regulations, and other factors in making its determinations including potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence. The Board has determined that Mr. Corvese, Ms. Hirsh, Ms. Jeynes-Ellis, Mr. Jordan, Mr. Wiinberg, and Mr. Wright are currently independent directors. Dr. Armen is currently not an independent director because he is employed as our Chief Executive Officer. In making independence determinations with regard to other directors, the Board considered transactions between us and a director or a director’s affiliates and any positions a director holds with entities with commercial relationships with us.

Executive Sessions of Independent Directors

Our independent directors typically meet in executive session without management present immediately after regularly scheduled Board meetings. Three such meetings were held during 2021.

Leadership Structure of the Board

Mr. Wright, an independent director, serves as the Lead Director of the Board and as Chair of the Corporate Governance and Nominating Committee. Mr. Wright also serves on the Compensation Committee, the Audit and Finance Committee and the Executive Committee. In addition to the duties of all directors, the specific responsibilities of the Lead Director include: (i) acting as chair of the Corporate Governance and Nominating

Committee; (ii) developing the agenda for and presiding over all executive sessions of the independent directors; (iii) acting as principal liaison between the independent directors and the Chief Executive Officer on sensitive issues and raising at any meeting of the Board items that are not appropriately or best put forward by the Chief Executive Officer; and (iv) communicating to the Chief Executive Officer the independent directors’ annual evaluation of the Chief Executive Officer. The Company’s Chief Executive Officer serves as the Chairman of the Board. We believe that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our Company’s strategy. Our independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight, and expertise from outside the Company and from inside and outside the Company’s industry, while the Chief Executive Officer brings Company-specific experience and expertise. To assure effective independent oversight, the Company has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined Lead Director role (as described above);

•	executive sessions of the independent directors held periodically; and

•	an annual performance evaluation of the Chairman/Chief Executive Officer by the independent directors.

While there may be circumstances in the future that would lead the Company to separate the offices of Chairman and Chief Executive Officer, we do not believe this is currently necessary due to the nature and size of the operations of the Company, the overall independence of the Board from management, and the strength of the Lead Director’s role on the Board.

Committees of the Board

The Board currently has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Executive Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit and Finance Committee

Members:	Meetings in 2021: 6
Ulf Wiinberg, Chair Wadih Jordan Timothy R. Wright	Action by written consent in 2021: 1

The Audit and Finance Committee consists entirely of independent directors within the meaning of the Nasdaq listing rules and the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). During the entirety of 2021, Mr. Wiinberg (Chair), Mr. Jordan and Mr. Wright were members of the Audit and Finance Committee. The Board determined that Mr. Wiinberg qualifies as an audit committee financial expert. The Audit and Finance Committee’s primary function is to assist the Board in monitoring the integrity of our consolidated financial statements and our system of internal control. The Audit and Finance Committee has direct responsibility for the appointment, independence, and monitoring of the performance of our independent registered public accounting firm. The committee is responsible for pre-approving any engagements of our independent registered public accounting firm. The committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports, and compliance processes.

The Audit and Finance Committee members meet regularly with our independent registered public accounting firm, without management present and with members of management in separate private sessions, to discuss any matters that the committee or these individuals believe should be discussed privately with the committee, including any significant issues or disagreements concerning our accounting practices or consolidated financial statements. The committee also reviews the Code of Ethics annually. The committee conducts a meeting each quarter to review our consolidated financial statements prior to the public release of earnings. The committee has the authority to engage special legal, accounting or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Audit and Finance Committee charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/ governance-documents. No material on our website is part of this proxy statement. Please also see the Report of the Audit and Finance Committee on page 66.

Compensation Committee

Members:	Meetings in 2021: 3
Wadih Jordan, Chair Brian Corvese Timothy R. Wright	Action by written consent in 2021: 11

The Compensation Committee consists entirely of independent directors within the meaning of applicable Nasdaq listing rules and “non-employee directors” for purposes of Rule 16b-3 under the 1934 Act. During the entirety of 2021, Mr. Jordan (Chair), Mr. Corvese and Mr. Wright were members of the Compensation Committee. The committee’s primary purpose is to approve, administer and interpret our executive, key employee and director compensation and benefit policies. The committee reviews, determines and approves the compensation of the Chief Executive Officer, all other executive officers and certain other key employees. It also reviews and recommends compensation for members of the Board. Additionally, the committee makes recommendations to the Board regarding the adoption of new incentive compensation and equity-based plans and administers existing incentive compensation and equity-based plans.

The Compensation Committee considers data from other companies for compensation comparison purposes and retained an outside compensation consultant in 2021, Radford, an Aon Hewitt Company—a division of Aon Corporation (“Radford”), to evaluate our executive and board compensation programs. The committee has the authority to retain legal, accounting, or other consultants to advise the committee on executive and board compensation issues that may arise. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Compensation Committee charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. Please also see the Compensation Discussion and Analysis starting on page 18, and the accompanying Compensation Committee Report on page 30. No material on our website is part of this proxy statement. Radford does not provide any services to the Company or the Compensation Committee other than those described above. After consideration of the six independence assessment factors provided under the listing rules of Nasdaq, the Compensation Committee determined that Radford, as an advisor to the Compensation Committee during 2021, was independent and that the work performed by Radford did not raise any conflicts of interest in 2021 that would preclude the Compensation Committee from reviewing and considering Radford’s analyses when making compensation decisions.

Corporate Governance and Nominating Committee

Members:	Meetings in 2021: 3
Timothy R. Wright, Chair Brian Corvese Ulf Wiinberg

The Corporate Governance and Nominating Committee consists entirely of independent directors within the meaning of applicable Nasdaq listing rules. During 2021, the Corporate Governance and Nominating Committee consisted of Mr. Wright (Chair), Mr. Corvese and Mr. Wiinberg. The Corporate Governance and Nominating Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs, the process for annual evaluation of the Board and the Chief Executive Officer, issues of corporate public responsibility, and overseeing the Company’s management succession planning process. It periodically evaluates the composition of the Board and its committees, the contributions of individual directors, and the Board’s effectiveness as a whole. The committee reviews the Company’s ethics and compliance activities under the Code of Ethics.

The Corporate Governance and Nominating Committee recommends to our full Board individuals to serve as directors. The committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Agenus. The committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of Board members, who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial Board, which include personal and professional integrity, practical wisdom and mature judgment, an inquisitive and objective perspective, and time availability for performing the duties of a director.

The Board, as a group, is expected to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of our business. Examples of desired professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge, and management experience. When evaluating potential new Board appointments, the Corporate Governance and Nominating Committee considers these factors, but does not have any fixed criteria for candidates it recommends because the Board believes that a flexible evaluation process allows the committee to make sound judgments based on the needs of the organization and specific attributes of each candidate without a need for a formal policy current. Candidates should also be enthusiastic about service on our Board and working collaboratively with existing Board members to create value for all of our stockholders.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no unaffiliated stockholder has ever recommended a director candidate. When considering director candidates, the Corporate Governance and Nominating Committee, in consultation with the Chief Executive Officer and full Board, considers the current strengths on the existing Board, the current needs of the organization, and anticipated future activities and requirements of both the Board and the organization as a whole. Historically, director candidates have been generally identified primarily through referrals and the expansive and diverse network pool of the Board and senior executives. If the committee were to receive a recommendation for a director candidate from a stockholder, the committee expects that it would evaluate such a candidate using the criteria described above. The committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Lead Director, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attention: Lead Director.

In addition, our bylaws permit stockholders to nominate individuals, without any action or recommendation by the committee or the Board, for election as directors at an annual meeting of stockholders. For a description of this bylaw provision, see Additional Information on page 67 of this proxy statement. The charter of the Corporate Governance and Nominating Committee is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement.

Communications with the Board

You may contact the Board or any committee of the Board by writing to Board of Directors (or specified committee), Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attn: Lead Director. You should indicate on your correspondence that you are an Agenus stockholder. Communications will be distributed to the Lead Director, the appropriate committee chairman, or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to inquiries of a commercial nature, which generally will not be forwarded to the Lead Director. Inquiries regarding accounting, internal controls over financial reporting, or auditing matters will be forwarded to the Chair of the Audit and Finance Committee, and inquiries involving matters governed by the Code of Ethics will be forwarded to the Chair of the Corporate Governance and Nominating Committee.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the year ended December 31, 2021 were Mr. Jordan (Chair), Mr. Corvese, and Mr. Wright. No member of the Compensation Committee was at any time during 2021, or formerly, an officer or employee of Agenus or any subsidiary of Agenus. No executive officer of Agenus has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Agenus or member of the Compensation Committee.

Our Executive Officers

Garo H. Armen, Ph. D.—Chairman and Chief Executive Officer—Dr. Armen, 69, has been our Chairman and Chief Executive Officer since our founding in 1994. From our founding until December 2019, Dr. Armen also served as our President. Additional biographical information on Dr. Armen is set forth on page 10 above.

Steven O’Day, MD—Chief Medical Officer—Dr. O’Day, 60, has been our Chief Medical Officer since January 2021. Dr. O’Day is a pioneer in CTLA-4 inhibition, and has been the principal investigator in more than 200 clinical trials. From 2015 until joining Agenus, was Director of Immuno-Onoclogy and Director of Clinical Research at John Wayne Cancer Institute at Providence Saint John’s Health Center. Dr. O’Day received his degree as an MD in 1988 from Johns Hopkins School of Medicine and his BA in Chemistry from Williams College in 1983. Additionally, Dr. O’Day did his medical oncology fellowship at the Dana Farber/Harvard Cancer Center.

Christine M. Klaskin—Vice President of Finance—Ms. Klaskin, 56, has been our Vice President, Finance since October 2006. Since joining Agenus Inc. in 1996 as finance manager, Ms. Klaskin has held various positions within the finance department and has been involved in all equity and debt offerings of the Company including its IPO. From 2012 until 2017, Ms. Klaskin was a member of the board of directors of American DG Energy Inc until its sale to Tecogen Inc. Additionally, Ms. Klaskin serves as the Treasurer of MiNK Therapeutics, Inc. Prior to joining Agenus, Ms. Klaskin was employed by Arthur Andersen as an audit manager. Ms. Klaskin received her Bachelor of Accountancy from The George Washington University.

Under our bylaws all of our executive officers are elected to their offices on an annual basis until the first meeting of our Board of Directors following our annual stockholder meeting. No family relationships exist among any of our directors or executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation of the executive officers who are named in the “Summary Compensation Table” below and who are referred to throughout this proxy statement as our “named executive officers,” and the material factors relevant to an understanding of their compensation in 2021. Our named executive officers for 2021 are:

•	Dr. Garo H. Armen—Chairman and Chief Executive Officer;

•	Dr. Jennifer S. Buell—Former President and Chief Operating Officer;

•	Dr. Steven J. O’Day—Chief Medical Officer;

•	Ms. Christine M. Klaskin—Vice President of Finance; and

•	Mr. Adam Krauss—Former Chief Legal Officer and Chief Compliance Officer.

(1)	Dr. Buell resigned effective December 31, 2021 and is no longer an executive officer of Agenus. She continues to provide advisory services to us through her role on our Executive Council.
(2)	Mr. Krauss resigned effective July 30, 2021.

Executive Summary

Our executive compensation program is designed to attract and retain the highest caliber talent, reward strong performance and align incentives with the creation of long-term stockholder value, taking into consideration the Company’s resource constraints. The target short-term compensation (base salary and target annual incentive bonuses) of our named executive officers is positioned between approximately the 25th and 75th percentiles of our compensation peer group, and our long-term incentive programs are designed to preserve our cash resources, promote long-term decision-making and value creation and reward stock price appreciation.

In 2021, we exceeded the majority of the annual goals that had been established under our annual incentive plan. As more specifically described below, during 2021 we achieved the following:

•	Met clinical endpoints in 2L cervical cancer with balstilimab monotherapy;

•	Completed three successful FDA inspections related to filing of Balstilimab (GMP and GCP) without any 483 findings;

•	Presented updated balstilimab and zalifrelimab combination data at the European Society for Medical Oncology (ESMO) Annual Meeting;

•	Completed the balstilimab Biologics License Application filing, which was accepted by the FDA;

•	Entered into a collaboration with Bristol Myers Squibb on AGEN1777 resulting in a $200M upfront payment;

•	Collected a $20M milestone payment from Bristol Myers Squibb when the Phase 1 trial for AGEN1777 was initiated;

•	Successfully completed the initial public offering of MiNK Therapeutics, Inc.;

•	Formed the SaponiQx-Ginkgo collaboration in September 2021, which included a total potential investment of $25 million;

•	Presented additional Phase 1 data for AGEN1181 at the Society for Immunotherapy of Cancer (SITC) Annual Meeting;

•	Completed the demonstration of best in class efficacy of AGEN1181 and AGEN2373; and

•	Published encouraging clinical signals of $INKTs in COVID and presented data from a Phase 1 clinical trial in Covid-19 respiratory failure.

We believe that our incentive compensation programs were administered in a manner consistent with our operating performance, long-term objectives, and compensation philosophy. Based on the Company’s overall performance in 2021, the annual incentive bonuses earned by our named executive officers (other than Mr. Krauss, who was not eligible for an incentive bonus for 2021) based on 2021 performance ranged from 95% to 162% of their target bonus amounts.

Compensation Philosophy

Our executive compensation program is designed to attract and retain the highest caliber executive talent and align the incentives we provide these key employees with, and reward them for, the creation of long-term stockholder value, while effectively managing the risks and challenges inherent to a biotechnology company of our size and stage of development. Our executive compensation program combines short- and long-term elements, cash and equity compensation, and fixed and variable compensation, in proportions that we believe appropriately incentivize our executives to achieve the following goals:

•	create long-term stockholder value;

•	build a creative and high-performing team whose members understand and share our business objectives and ethical and cultural values and retain these key team members;

•	demonstrate leadership and innovation in the identification, development, and commercialization of product candidates that fit our strategic objectives;

•

effectively manage the multiple dimensions of our business, from research and development, through clinical trials, manufacturing, strategic alliances, and all aspects of our operations in order to maximize the value of each dollar deployed; and

•	identify and address our short- and long-term financial position in a strategic and creative manner, and deploy available funds for the maximum benefit to our stockholders.

Our general philosophy is to emphasize equity over cash compensation and long-term over short-term compensation. Our executive compensation program not only aims to be competitive within our industry, but also to be fair relative to other professionals within our organization. Our executives’ base salaries, target annual incentive bonus levels, and target annual long-term incentive award values are set at levels that are competitive with those of our peer group, and our executives have the opportunity to earn above-market pay for above-market performance as measured against our peer group. See “Competitive Market Review” below for further information on our peer group and other market data used by our Compensation Committee.

We continually review our executive compensation program in order to ensure that it appropriately rewards our executives for achieving our goals and objectives in a manner consistent with our compensation philosophy and that it provides compensation at market competitive levels. In designing our executive compensation program, we also seek to reward performance and decision-making that is consistent with the Company’s goals and objectives and that deliver positive stockholder returns. We evaluate and reward our executives based on the Company’s performance, their contribution to the achievement of our short- and long-term goals and objectives, and their ability to take advantage of unique opportunities and overcome challenges within our business. We believe that our mix of short-term and long-term incentives, and our process of evaluating performance results, assist us in managing risk-taking that may result from our compensation program and aligning our employees’ behavior with our overall business plan and the interests of our stockholders. Our Compensation Committee has concluded that our current compensation programs present no risks that are reasonably likely to have a material adverse effect on the Company.

At the Company’s 2017 Annual Meeting of Stockholders, our stockholders approved a triennial say-on-pay frequency vote. As a result of this, we will hold our next advisory vote (a “say-on-pay” vote) on the compensation of our named executive officers in 2023. Our most recent advisory vote on say-on-pay occurred at the Company’s 2020 Annual Meeting of Stockholders. In reviewing the results of that vote, our Compensation

Committee determined that no changes to our compensation programs were necessary as the shift in the timing of our Company wide annual stock option grants from January to December resulted in a one-time artificial increase to the fiscal year 2019 compensation of our executive officers. Our Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our executives.

Competitive Market Review

The market for top-tier executive talent in the biotechnology industry is highly competitive, and we compete for talent with both large and established pharmaceutical and biotechnology companies and other life science companies, both in and outside our geographic area.

We believe we have a competitive advantage in our ability to offer significant upside potential through stock options and other equity-based awards. In addition, we offer market-competitive cash compensation levels through base salaries and cash incentive bonus opportunities. We also compete on the basis of our vision of future success, our culture and values, the cohesiveness and productivity of our teams, and the excellence of our scientists and management personnel.

In order to succeed in attracting and retaining highly-talented executives, we continuously monitor market trends and draw upon compensation surveys prepared by Radford, our Compensation Committee’s independent compensation consultant, custom research developed by Radford, and other nationally-recognized compensation surveys, as well as other relevant, publicly available information. Our Compensation Committee reviews data that analyzes various cross-sections of our industry as well as relevant geographical areas.

Market References: How We Define Market and How We Use Market Compensation Data. Our Compensation Committee has engaged Radford since 2016 as its independent compensation consultant to evaluate our executive compensation program and compare it to other programs in the market.

Defining the Market. For 2021, we used two market references to evaluate our executive compensation program against those in the market:

1.

The Radford Global Life Sciences Survey, a national survey of executive compensation levels and practices. We focused primarily on a pre-determined subset of companies in our sector with between 125 and 1,200 employees and a market capitalization between $250 million to $2.5 billion (average market capitalization of $1,118.2 million).

2.	Proxy data from a peer group of biotechnology companies of a similar headcount, market capitalization, development stage and therapeutic focus as the Company.

On an annual basis, our compensation consultant recommends, and our Compensation Committee approves, a group of comparable companies as our peer group for executive and director compensation purposes. In October 2020, our Compensation Committee worked closely with Radford to review, evaluate and develop our peer group with an emphasis on biotechnology and pharmaceutical companies with a similar headcount and market capitalization. Based on discussions with, and the recommendation of, Radford, our Compensation Committee selected a peer group for purposes of 2021 compensation determinations that removed four companies from the prior year’s peer group and added three new companies. Our peer groups for 2020 and 2021 were as follows:

2020 Peer Group	2021 Peer Group
Achillion Pharmaceuticals, Inc.	Atara Biotherapeutics, Inc.
Atara Biotherapeutics, Inc.	Athenex, Inc.
Athenex, Inc.	Corbus Pharmaceuticals Holdings, Inc.
Chimerix, Inc.	Cytokinetics, Incorporated
Cytokinetics, Incorporated	Deciphera Pharmaceuticals, Inc.
Dicerna Pharmaceuticals, Inc.	Dicerna Pharmaceuticals, Inc.
Epizyme, Inc.	Epizyme, Inc.
Fate Therapeutics, Inc.	Fate Therapeutics, Inc.
Five Prime Therapeutics, Inc.	ImmunoGen, Inc.
ImmunoGen, Inc.	Inovio Pharmaceuticals, Inc.
Inovio Pharmaceuticals, Inc.	Karyopharm Therapeutics Inc.
Jounce Therapeutics, Inc.	MacroGenics, Inc.
MacroGenics, Inc.	NantKwest, Inc.
NantKwest, Inc.	Precision BioSciences, Inc.
Precision BioSciences, Inc.	Seres Therapeutics, Inc.
Seres Therapeutics, Inc.	Syndax Pharmaceuticals, Inc.
Syndax Pharmaceuticals, Inc.	Syros Pharmaceuticals, Inc.
Syros Pharmaceuticals, Inc.	TG Therapeutics, Inc.
TG Therapeutics, Inc.	Voyager Therapeutics, Inc.
Voyager Therapeutics, Inc.	ZIOPHARM Oncology, Inc.
ZIOPHARM Oncology, Inc.

Determining Market Levels and Specific Comparisons. We compare our executive compensation program and amounts of compensation against our peer group by reviewing each compensation component (measured at target in the case of annual and long-term incentive opportunities) and total compensation. The comparisons made in this process are used to determine our approximate position relative to the appropriate market reference by each element of compensation and in total.

Total Compensation Strategy

We intend to continue our strategy of compensating our executives at competitive levels, with the opportunity to earn above-market pay for above-market performance. We will continue to emphasize long-term equity incentives and performance-based incentive compensation to maintain our competitive pay philosophy.

We generally target total compensation at approximately the 50th percentile of our peer group. For this purpose, total compensation includes annual base salary, target annual incentive bonus and the grant date value of equity awards. We believe that the total compensation for our named executive officers was reasonable given our corporate performance and our financial circumstances.

The competitive posture of our actual annual compensation paid or earned versus market references will vary year to year based on Company and individual performance, as well as the performance of our peer group and the respective levels of compensation paid by peer group companies to their executives. We expect to continue targeting total compensation at approximately the 50th percentile of our peer group, with an emphasis on performance-based compensation. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual incentive bonuses, long-term equity-based incentive compensation, and certain other benefits.

Executive Compensation Program

Components of our Executive Compensation Program

Our executive compensation program consists of the following four components (each described in more detail below):

•	Short-term compensation (including base salary and annual incentive bonuses);

•	Long-term incentives;

•	Benefits; and

•	Severance compensation and termination protection.

To determine levels of overall executive compensation, in addition to considering market data as described above, our Compensation Committee balances individual experience, performance and functional area, and company-wide goals and achievements.

The general structure of our executive compensation program is consistent with that for non-executive members of the Agenus management team.

Short-Term Compensation.

Our short-term compensation program consists of base salary and annual incentive bonuses. Base salary provides a fixed rate of base compensation to recognize the experience, skills, knowledge, and responsibilities of each executive, and takes into account competitive market conditions.

Base Salary: Base salaries for our executive officers are generally positioned at or around the 50th percentile of our peer group (see “Competitive Market Review” above for further information on our peer group). In establishing the base salaries of our executives, our Compensation Committee (with input from our Chief Executive Officer, other than with respect to his own base salary) takes into account a number of factors, including the executive’s seniority, experience, position and functional role, and responsibilities as well as peer group and competitive market data and, for newly hired executives, any unique personal circumstances.

We also consider the following factors when determining base salary:

•

For newly-hired executives, we consider any unique personal circumstances that motivated the executive to leave that prior position and join Agenus and what we have historically paid for the same or similar roles. In addition, we consider the base salaries for corresponding positions within our peer group and the competitive market.

•

For executives who are newly-promoted to a position, we consider their prior salary and experience and the base salaries for corresponding positions within our peer group and the competitive market. If an executive does not have the same level of experience at the time of promotion as a counterpart hired from outside the Company would, we may implement a multi-step approach to bringing his or her base salary in line with targeted levels. Base salary increases at each of these steps will be contingent on the continued strong performance of the executive.

The base salaries of our executives are reviewed on an annual basis, and adjustments are made to reflect the executive’s performance, as well as competitive market conditions. Increases are considered within the context of our overall annual financial position before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine base salary increases.

In December 2020, in connection with its annual review of executive compensation matters and approval of annual long-term incentive awards for all employees, our Compensation Committee elected not to approve an increase to the salaries of our named executive officers, and as a result, the salaries of our named executive officers in 2021 remained unchanged from 2020 levels.

Named Executive Officer	2021 Base Salary
Dr. Armen	$655,000
Dr. Buell	$480,000	(1)
Dr. O’Day	$550,000	(2)
Ms. Klaskin	$275,725
Mr. Krauss	$440,000	(3)

(1)	As noted above, Dr. Buell resigned from the Company effective December 31, 2021.
(2)	Dr. O’Day commenced employment with us on January 4, 2021.
(3)	As noted above, Mr. Krauss resigned from the Company effective July 30, 2021.

As a result of the novel coronavirus (COVID-19) pandemic, in March 2020, our Compensation Committee approved paying Dr. Armen’s base salary in stock, in lieu of cash, for the balance of 2020 and in January 2021, the Compensation Committee authorized an extension of this arrangement, such that Agenus continued to pay Dr. Armen’s base salary in stock in lieu of cash through the first half of 2021.

In connection with its annual review of executive compensation matters and approval of annual long-term incentive awards for all employees, our Compensation Committee approved an increase to Dr. Armen’s base salary from $655,000 to $687,750 (a 5% increase), an increase to Dr. O’Day’s base salary from $550,000 to $572,000 (a 4% increase) and an increase to Ms. Klaskin’s base salary from $275,725 to $286,754 (a 4% increase), with each such increase to go into effect on January 1, 2022.

Annual Incentive Bonuses: Annual incentive bonuses for our executive officers are based on the achievement of Company goals and objectives as well as individual performance and are paid under our

Executive Incentive Plan. Each executive is eligible to earn an annual incentive bonus ranging from 0-200% of his or her target bonus based on our Compensation Committee’s evaluation of the achievement of Company goals and objectives and such individual’s performance.

For 2021, each of our named executive officers, other than Mr. Krauss, was eligible to receive an annual incentive bonus, with the target amount of each executive’s annual incentive bonus expressed as a percentage of his or her base salary. Mr. Krauss was not eligible for an annual incentive bonus for 2021 because he resigned from the Company effective July 30, 2021. Target bonus amounts were set based on market data and our Compensation Committee’s assessment of the achievement of pre-established Company goals and objectives as well as individual performance. For 2021, target bonus amounts for our named executive officers (other than Mr. Krauss), expressed as a percentage of the executive’s base salary, remained unchanged from 2020 target bonus amounts.

Named Executive Officer	2021 Target Bonus (% of base salary)
Dr. Armen	60
Dr. Buell	45
Dr. O’Day	50
Ms. Klaskin	30
Mr. Krauss	N/A

The Company’s annual goals and objectives are set at the beginning of each year, with input from our executives, and are reviewed and approved by our Compensation Committee and the Board. For 2021, our Company achieved the following goals and objectives:

•	Met clinical endpoints in 2L cervical cancer with balstilimab monotherapy;

•	Completed three successful FDA inspections related to filing of Balstilimab (GMP and GCP) without any 483 findings;

•	Presented updated balstilimab and zalifrelimab combination data at the European Society for Medical Oncology (ESMO) Annual Meeting;

•	Completed the balstilimab Biologics License Application filing, which was accepted by the FDA;

•	Entered into a collaboration with Bristol Myers Squibb on AGEN1777 resulting in a $200M upfront payment;

•	Collected a $20M milestone payment from Bristol Myers Squibb when the Phase 1 trial for AGEN1777 was initiated;

•	Successfully completed the initial public offering of MiNK Therapeutics, Inc.;

•	Formed the SaponiQx-Ginkgo collaboration in September 2021, which included a total potential investment of $25 million;

•	Presented additional Phase 1 data for AGEN1181 at the Society for Immunotherapy of Cancer (SITC) Annual Meeting; and

•	Published encouraging clinical signals of MiNK’s iNKT cells in Phase 1 trials in COVID and multiple myeloma in November 2021.

While there is no quantifiable formula or weighting of the Company goals and objectives under the annual bonus program, in determining annual incentive bonus payouts, the Compensation Committee takes into account the achievement of the goals and objectives as a whole. At the end of the year, our CEO prepares a report outlining the extent to which Company goals and objectives were achieved and presents that report to our Compensation Committee along with a recommendation on the executives’ annual incentive bonus payout levels (other than with respect to his own), as a percentage of their target bonuses. Our Compensation Committee evaluates the report, along with any relevant supporting documentation, and considers it in the context of any change in facts or circumstances that could have impacted goal attainment throughout the year. From time to time, our Compensation Committee may request supplemental information from management to support the Compensation Committee’s evaluation. Based on this evaluation, as well as the Company’s available financial resources, our Compensation Committee exercises its discretion to determine the appropriate level for the executives’ annual incentive bonus payouts. Once determined, the recommended bonus payout level is applied to each executive’s target bonus percentage to establish his or her annual incentive bonus payout. Our Compensation Committee may exercise further discretion to adjust the actual bonus paid to any individual executive based on his or her individual performance and its impact on the Company’s overall performance (with input from our Chief Executive Officer, other than with respect to his own bonus), which it did in 2021, as described below under “Compensation Actions for our Named Executive Officers.”

[In determining the annual incentive bonus payouts for our executive officers for 2021, our Compensation Committee determined that the majority of the Company’s pre-established goals and objectives for 2021, as described in general detail above, were accomplished. Our Compensation Committee noted that these accomplishments were made in a challenging economic environment in which the management team was under substantial resource constraints, and that the Company’s accomplishments in 2021 were critical in advancing the development of our diverse portfolio, reducing our reliance on contract manufacturing organizations, effectively managing our cost structure and advancing the Company towards potential commercialization.

For 2021, our Compensation Committee approved an annual incentive bonus payout for each of our named executive officers (other than Mr. Krauss) as follows: Dr. Armen at 159% of target, Dr. Buell at 162% of target,

For 2021, our Compensation Committee approved an annual incentive bonus payout for each of our named executive officers (other than Mr. Krauss) as follows: Dr. Armen at 159% of target, Dr. Buell at 162% of target, Dr. O’Day at 97% of target and Ms. Klaskin at 95% of target. In 2021, our Board determined to pay our employees, including our named executive officers, their annual incentive bonuses in the form of fully vested stock, in lieu of cash, with the number of shares of stock having a value of 150% of the employee’s annual incentive bonus that would have otherwise been paid in cash, determined based on the fair market value of our stock on February 2, 2022 ($2.51 per share, which was the closing price of our stock on February 2, 2022), the payment date for 2021 annual incentive bonuses. The table below shows for each of our named executive officers in 2021 his or her target annual incentive bonus (as a percentage of base salary), actual annual incentive bonus received (as a percentage of base salary) and actual annual incentive bonus received (as a percentage of target), after giving effect to this determination.

Named Executive Officer	2021 Target Bonus (% of base salary)	2021 Actual Bonus (% of base salary)	2021 Actual Bonus (% of target)
Dr. Armen(1)	60	143	239
Dr. Buell(1)	45	109	243
Dr. O’Day(1)	50	71	143
Ms. Klaskin(1)	30	43	142
Mr. Krauss(2)	N/A	N/A	N/A

(1)

Dr. Armen, Dr. Buell and Ms. Klaskin and Dr. O’Day each received their bonus in company stock, and the amount reported herein represents 150% of the equivalent cash bonus the Company would otherwise have paid to each if the bonus had instead been paid in cash.

(2)	Mr. Krauss resigned effective July 30, 2021 and was not eligible to receive a bonus in respect of 2021.

Long-Term Incentives.

Our long-term incentives generally consist of time-vesting and performance-vesting stock options, restricted stock awards and performance shares. Performance shares and performance-vesting options reward performance and the achievement of key milestones or other performance goals that are important to our success. We believe that time-vesting stock options are also performance-based because no value is created unless the value of our common stock appreciates after grant. More generally, equity-based awards support an ownership culture that aligns the interests of our executive officers with our stockholders, and thereby encourage our executive officers to take actions that are in the best interests of the Company’s long-term success. Our Compensation Committee grants equity-based awards to our executives and employees generally to enable them to participate in the long- term appreciation of our stock, as well as to share the impact of any business and market setbacks.

Initial and Promotional Long-Term Incentive Grants:

The size of the initial long-term incentive grant made to executives upon joining the Company or to current employees being promoted to executive positions is primarily based on competitive considerations applicable to the executive’s specific position. In addition, our Compensation Committee considers the number of shares of common stock underlying equity-based awards held by other executives in comparable positions within our Company and has, with the assistance of its independent compensation consultant, established long-term incentive guidelines for specified categories of executives. We believe this strategy is consistent with the approach of other companies in our peer group and, in our Compensation Committee’s view, is appropriate for aligning the interests of our executives with those of our stockholders over the long-term.

Market Comparisons:

We use a number of methodologies to make external comparisons when we determine the number of options, shares of restricted stock and/or performance shares to be granted to each executive. [On an individual basis, we compare:

•	the fair value of the grant, determined using methods that are consistent with the guidance in Accounting Standards Codification 718, Compensation—Stock Compensation;

•	the face value (i.e., the number of shares multiplied by grant date stock price) of the grant by position;

•	the face value of the grant as a multiple of base salary;

•	the number of shares of common stock underlying all options, restricted stock and/or performance shares granted by position;

•

the number of shares of common stock underlying all options, restricted stock and performance shares, in total, granted, and still held, by position as a percentage of total shares granted and of total common shares outstanding; and

•	the proportion of exercisable to non-exercisable awards held in total.

On a total Company basis, we analyze:

•	total annual equity burn rates;

•	total number of shares remaining in the approved pool under our 2019 Equity Incentive Plan; and

•	equity overhang.

We believe these comparisons provide important additional context for comparing the competitiveness of our equity-based compensation practices versus the market in light of the Company’s own needs and circumstances.

Ultimately, awards to executives are driven by their and our Company’s performance over time, their ability to impact our results that drive stockholder value, their level within the organization, their potential to take on roles of increasing responsibility in our Company, and competitive equity award levels for similar positions in our peer group. Equity-based awards are not granted automatically to our executives on an annual basis.

2021 Grants:

In December 2020, in reviewing the Company-wide awards, our Compensation Committee discussed the important need to retain and incentivize all Agenus employees through a critical period for the Company as it completed its BLA filing for balstilimab. As a result, our Compensation Committee approved a special award of time-vesting stock options to be granted on January 1, 2021 (the “Retention Options”) to all of our employees, including each of our named executive officers (other than Dr. O’Day, who was not employed by the Company when the Retention Options were approved), all subject to approval of an increase to the available share pool under our equity incentive plan at the 2021 Annual Stockholder Meeting, which occurred on June 15, 2021. To further encourage retention, these Retention Options were granted subject to a longer initial vesting schedule than previous option grants and vest as to one-third of the options on January 1, 2023 and thereafter in eight quarterly installments, generally subject to the named executive officer’s continued employment or service with the Company.

In connection with the hiring of Dr. O’Day as our Chief Medical Officer, and pursuant to the terms of his employment agreement entered into with him in October 2020 in anticipation of his employment, our Compensation Committee approved an award of 100,000 restricted stock units to Dr. O’Day, to be granted on January 4, 2021, subject to a one-year vesting schedule where 100% of the restricted stock units vest on the first anniversary of January 4, 2021, generally subject to his continued employment or service with the Company.

2022 Grants:

In January 2022, the Compensation Committee approved an award of stock options to all of our employees, including Drs. Armen and O’Day and Ms. Klaskin, to be granted on January 2, 2022, and which vest as to one-third of the options on the first anniversary of the grant date and thereafter in eight quarterly installments, generally subject to the named executive officer’s continued employment or service with the Company.

Benefits.

We provide the following benefits to our executives generally on the same basis as the benefits provided to all of our employees:

•	Health, vision and dental insurance;

•	Life insurance;

•	Short- and long-term disability;

•	Flexible spending accounts;

•	401(k) plan; and

•	Employee Stock Purchase Plan.

Under our 401(k) retirement plan, we provide employer matching contributions equal to $0.50 for each $1.00 contributed by an employee. Our employer matching contribution is capped at 3% of an employee’s overall compensation. We believe that these benefits are consistent with those offered by companies against which we compete for talent.

Severance Compensation and Termination Protection.

We are party to employment agreements with Drs. Armen and O’Day. Prior to her resignation, we were also party to an employment agreement with Dr. Buell, and in connection with her continued advisory services to the Company, effective January 1, 2022, we entered into a consulting agreement with Dr. Buell, described below. Additionally, we have entered into a change of control agreement with Ms. Klaskin. Prior to his resignation, we were party to a change of control agreement with Mr. Krauss, and in connection with his continued advisory and transition services to the Company, effective July 30, 2021, we entered into a consulting agreement with Mr. Krauss, described below. These agreements provide for severance compensation to be paid if the executive’s employment or service is terminated under certain conditions, such as in connection with a change of control of the Company or a termination without cause by us, each as is defined in the respective agreements.

The employment and change of control agreements and the severance compensation provisions contained in such agreements are designed to meet the following objectives:

•

Change of Control: As part of our normal course of business, we may engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, a merger or sale of the Company may be in the best interests of our stockholders. We provide severance compensation if an executive’s employment is terminated following a change of control transaction in order to maintain management continuity in the event a potential transaction is announced and to promote the ability of our executives to act in the best interests of our stockholders even though their employment could be terminated as a result of the transaction.

•

Termination without Cause: If we terminate the employment of an executive who is party to an employment and change of control agreement without cause, or the executive resigns due to a compensation reduction or, in the case of Dr. Armen, for other good reason as defined in the applicable agreement, we are obligated to continue to pay the executive’s base salary, bonus, and medical and dental benefits for a defined period, as well as to provide outplacement services. We believe this is appropriate because the terminated executive would be bound by confidentiality, non-solicitation and non-competition provisions following such termination. In addition, having a mutually agreed to severance package that is in place prior to any termination event provides us with more flexibility to make a change in senior management if we consider such a change to be in our and our stockholders’ best interests.

Prohibition Against Hedge and Offset Transactions

Our Insider Trading Policy prohibits our executive officers, directors, employees and consultants, together with members of their household from engaging in the following:

•	selling any of our securities that they do not own at the time of the sale;

•	buying or selling put options, call options or other derivative securities;

•

unless otherwise pre-approved by our Compliance Officer, hedging or monetization transactions (“hedging transactions”), including through the use of financial instruments such as prepaid variable forwards, equity swaps, put and call options, collars and exchange funds;

•	using our securities as collateral, or holding such securities in a margin account; and

•	pledging our securities as collateral for a loan (or modifying an existing pledge).

As of the date hereof, none of our executive officers has sought or obtained consent from our Compliance Officer to engage in a hedging transaction.

2021 Compensation Actions for our Named Executive Officers in 2021

Compensation actions for 2021 reflect our Compensation Committee’s assessments of performance relative to Company goals and objectives and individual performance objectives, and comparisons against the market references described above.

Dr. Armen, our Chief Executive Officer, makes recommendations to our Compensation Committee as to individual compensation for our executives, excluding himself. In 2021, our Compensation Committee worked with our Global Head of Human Resources and its independent compensation consultant to determine the specific compensation actions for our executives. Our Compensation Committee makes all final determinations regarding the compensation of our executives, including our named executive officers.

Our compensation actions for our Chief Executive Officer and our other named executive officers are summarized as follows:

Dr. Garo H. Armen—Chairman and Chief Executive Officer

•	Base Salary: In 2021, Dr. Armen’s base salary was $655,000 per annum. Our Compensation Committee made no change to Dr. Armen’s base salary for 2021.

•

Annual Incentive Bonus: In February 2022, our Compensation Committee approved an annual incentive bonus of $625,000 to reward Dr. Armen for his performance in 2021, which was equal to 159% of his target annual incentive bonus. Due to the Board’s decision to pay his annual incentive bonus in Company stock, Dr. Armen received Company stock with an aggregate value on the issue date equal to 239% of his target annual incentive bonus.

•

Long-Term Incentives: In December 2020, our Compensation Committee approved an award of Retention Options to Dr. Armen, to be granted on January 1, 2021, consisting of an option to purchase 1,900,000 shares of our common stock, subject to a four-year vesting schedule where one-third of the options vest on the two-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to his continued employment or service with the Company; provided, however, that in the event of Dr. Armen’s death, disability, or retirement, such option shall vest in full.

Dr. Jennifer S. Buell—Former President and Chief Operating Officer

•	Base Salary: In 2021, Dr. Buell’s base salary was $480,000 per annum. Our Compensation Committee made no changes to Dr. Buell’s base salary for 2021.

•

Annual Incentive Bonus: In February 2022, our Compensation Committee approved an annual incentive bonus of $350,000 to reward Dr. Buell for her performance in 2021, which was equal to 162% of her target annual incentive bonus. Due to the Board’s decision to pay her annual incentive bonus in Company stock, Dr. Buell received Company stock with an aggregate value on the issue date equal to 243% of her target annual incentive bonus.

•

Long-Term Incentives: In December 2020, our Compensation Committee approved an award of Retention Options to Dr. Buell, to be granted on January 1, 2021, consisting of an option to purchase 900,000 shares of our common stock, subject to a four-year vesting schedule where one-third of the options vest on the two-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to her continued employment or service with the Company. In recognition of Dr. Buell’s significant contributions on certain strategic collaborations the Company was pursuing in 2021, in June 2021, the Compensation Committee approved an additional award of 15,000 restricted stock units to Dr. Buell, to be granted on June 30, 2021, which were fully vested as of the date of grant,

•

Transition Arrangements: In January 2022, in connection with Dr. Buell’s resignation as our President and Chief Operating Officer, the Compensation Committee approved a consulting agreement with Dr. Buell, the material terms of which are further summarized under “Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change of Control” below.

Steven O’Day—Chief Medical Officer

•	Base Salary: In 2021, Dr. O’Day’s base salary was $550,000 per annum. Our Compensation Committee made no change to Dr. O’Day’s base salary for 2021.

•

Annual Incentive Bonus: In February 2022, our Compensation Committee approved an annual incentive bonus of $261,250 to reward Dr. O’Day for his performance in 2021, which was equal to 95% of his target annual incentive bonus. Due to the Board’s decision to pay his annual incentive bonus in Company stock, Dr. O’Day received Company stock with an aggregate value on the issue date equal to 143% of his target annual incentive bonus.

•

Long-Term Incentives: In October 2020, in connection with the hiring of Dr. O’Day as our Chief Medical Officer, the Compensation Committee approved an award of 100,000 restricted stock units to Dr. O’Day, to be granted on his start date, January 4, 2021, subject to a one-year vesting schedule where 100% of the restricted stock units vest on the first anniversary of January 4, 2021, generally subject to his continued employment or service with the Company. In addition, at the same time, the Compensation Committee approved an award to be granted on his start date, January 4, 2021, consisting of an option to purchase 300,000 shares of our common stock, where one-third of the options vest on each of the first three anniversaries of the grant date, generally subject to his continued employment or service with the Company.

Christine M. Klaskin—Vice President, Finance

•	Base Salary: In 2021, Ms. Klaskin’s base salary was $275,725 per annum. Our Compensation Committee made no change to Ms. Klaskin’s base salary for 2021.

•

Annual Incentive Bonus: In February 2022, our Compensation Committee approved an annual incentive bonus of $78,581 to reward Ms. Klaskin for her performance in 2021, which was equal to 95% of her target annual incentive bonus. Due to the Board’s decision to pay her annual incentive bonus in Company stock, Ms. Klaskin received Company stock with an aggregate value on the issue date equal to 142% of her target annual incentive bonus.

•

Long-Term Incentives: In December 2020, our Compensation Committee approved an award of Retention Options to Ms. Klaskin, to be granted on January 1, 2021, consisting of an option to purchase 50,000 shares of our common stock, subject to a four-year vesting schedule where one-third of the options vest on the two-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to her continued employment or service with the Company.

Adam Krauss—Former Chief Legal Officer and Chief Compliance Officer

•	Base Salary: In 2021, Mr. Krauss’ base salary was $440,000.

•	Annual Incentive Bonus: Mr. Krauss was not eligible to receive an annual incentive bonus for his performance in 2021.

•

Long-Term Incentives: In December 2020, our Compensation Committee approved an award of Retention Options to Mr. Krauss, to be granted on January 1, 2021, consisting of an option to purchase 175,000 shares of our common stock, subject to a four-year vesting schedule where one-third of the options vest on the two-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to his continued employment or service with the Company.

•

Transition Arrangements: Effective July 30, 2021, in connection with his resignation, the Compensation Committee approved a consulting agreement with Mr. Krauss. Pursuant to the terms of his consulting agreement, all outstanding equity awards held by Mr. Krauss continued to vest through December 31, 2021. All outstanding unvested equity awards held by Mr. Krauss as of December 31, 2021 were forfeited and any vested options remained exercisable through March 31, 2022.

Tax and Accounting Considerations

Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers, subject to certain transition rules.

In designing our executive compensation program and determining the compensation of our executives, including our named executive officers, the Compensation Committee considers a variety of factors, but believes that the primary purpose of our executive compensation program is to provide market competitive compensation that effectively attracts and retains executive talent and, as a result, has approved and will continue to approve compensation that is non-deductible or is limited in its deductibility.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Wadih Jordan (Chair) Brian Corvese Timothy R. Wright

The Compensation Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Compensation Committee charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

This table shows certain information about the compensation paid or awarded to, or earned by, our named executive officers for 2021 and, if applicable 2020 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(6)		Stock Awards ($)(7)		Option Awards ($)(8)		All Other Compensation ($)(9)	Total ($)
Garo H. Armen, Ph.D.(2)	2021	655,000	625,000		196,500		8,276,866	(10)	4,082	9,757,448
Chief Executive Officer	2020	677,267	393,000		—		4,563,132	(10)	3,845	5,637,244
	2019	634,362	550,000		1,910,662		6,837,849		4,165	9,937,038
Jennifer Buell, Ph.D.	2021	480,000	432,350		2,217,500	(10)	4,280,495	(10)	4,895	7,415,240
Former President and Chief	2020	483,077	220,000		—		2,121,987	(10)	4,846	2,829,910
Operating Officer	2019	407,613	275,000		—		1,697,871		—	2,385,369
Steven J. O’Day	2021	539,423	891,250	(11)	323,000		610,362		8,700	2,372,735
Chief Medical Officer(3)
Christine M. Klaskin	2021	275,725	78,581		36,000		178,320		6,206	574,832
Vice President, Finance(4)	2020	285,166	72,000		—		144,739		5,800	507,705
Adam Krauss	2021	242,846	—		—		624,120		8,482	875,448
Former Chief Legal Officer and Chief Compliance Officer(5)	2020	33,846	—		129,500		291,317		—	454,663

(1)

A portion of the amounts reported as base salary for 2021 for Dr. Buell and Ms. Klaskin, who are also named executive officers of MiNK Therapeutics, Inc. (“MiNK”), $232,539 and $20,019, respectively, were allocated to those named executive officers’ services to MiNK in 2021, and will also be reported as compensation in MiNK’s 2021 Summary Compensation Table. Due to a calendar anomaly, in 2020, Agenus had 27 pay periods rather than 26 pay periods, and the amounts reported as base salary for 2020 reflect such additional pay period.

(2)

As an employee-director, Dr. Armen receives no additional compensation for his service on the Board. The amount reported as base salary for Dr. Armen in 2020 and 2021 includes salary that was paid to Dr. Armen in the form of Agenus stock.

(3)	Dr. O’Day joined Agenus in January 2021.
(4)	Ms. Klaskin was not a named executive officer in 2019. As a result, her 2019 compensation is not included in this table.
(5)	Mr. Krauss joined Agenus in November 2020 and resigned effective July 30, 2021.
(6)

Amounts reported reflect annual incentive bonuses for the applicable year. For 2021, the amounts reported for Drs. Armen, Buell and O’Day and Ms. Klaskin reflect the amount of the annual incentive bonus that would have been paid in cash, absent the Company’s decision to issue payment in the form of Agenus stock. Drs. Armen, Buell and O’Day and Ms. Klaskin were granted shares of stock in respect of their 2021 annual incentive bonuses having a value on the date of grant equal to 150% of the amount of the annual incentive bonus listed in the table above, based on the closing price of Agenus stock of $2.51 on the date of grant, which resulted in their being granted 373,505, 209,163, 156,125, and 46,961 shares, respectively, of fully vested Agenus stock. The grant date fair value of these incremental shares is not included in the stock awards column for 2021 because the shares were granted in 2022. Dr. Buell’s 2021 amount reported also includes the grant date fair value of fully vested shares issued for her efforts related to the closing of a corporate transaction. For 2020, the amounts reported for Drs. Armen and Buell and Ms. Klaskin reflect the amount of the annual incentive bonus that would have been paid in cash, absent an election by the named executive officer to receive payment in the form of Agenus stock. Drs. Armen and Buell and Ms. Klaskin elected to receive payment of this bonus in the form of fully vested Agenus stock, and were granted shares of stock in respect of their 2020 annual incentive bonuses having a value on the date of grant equal to 150% of the amount of the annual incentive bonus listed in the table above, based on the closing price of Agenus stock of $2.87 on the date of grant, which resulted in their being granted 205,400, 114,982 and 37,630 shares, respectively, of fully vested Agenus stock. The grant date fair values of these incremental shares are not included in the stock awards column for 2020 because the shares were granted in 2021, these incremental shares are included in the stock awards column for 2021.
(7)

Amounts reported for 2021 include the incremental fair value of the shares granted in lieu of 2020 bonus awards discussed in footnote 6 above, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The amount reported for 2021 for Dr. O’Day includes the grant date fair value of the restricted stock unit award granted to him in January 2021 in connection with his hire in January 2021 and for Dr. Buell, the grant date fair value of the restricted stock unit award with respect to our subsidiary MiNK , in each case, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. See “Compensation Actions for our Named Executive Officers in 2021” above. Amounts reported for 2020 for Mr. Krauss reflect the grant date fair value of the restricted stock units granted to him in connection with his hire in November 2020, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Amounts reported for 2019 for Dr. Armen and Dr. Buell reflect the grant date fair value of performance shares granted in the applicable year, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The grant date fair value of the performance shares granted to Dr. Armen in 2019 was calculated based on the probable outcome of the performance conditions associated with such awards, which we assumed to be at the maximum levels. If all applicable performance milestones associated with such awards were achieved at maximum levels, the grant date fair value of the 2019 performance share awards granted to Dr. Armen would be $1,910,662. Please see Note 13 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions used in valuing such awards.

(8)

Amounts reported reflect the grant date fair value of options granted in the applicable year, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Please see Note 13 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions used in valuing such awards. The grant date fair value of the performance-vesting options granted in 2019 was calculated based on the probable outcome of the performance conditions associated with such awards, which we assumed to be at the maximum levels. Amounts reported for 2021, include the Retention Options approved in December 2020 and granted on January 1, 2021.

(9)	The table below shows the components of the “All Other Compensation” received by our named executive officers in 2021.

Executive Officer	401(k) Match ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	4,082	—	4,082
Jennifer Buell, Ph.D.	4,895	—	4,895
Steven J. O’Day	8,700	—	8,700
Christine M. Klaskin	6,206	—	6,206
Adam Krauss	8,482	—	8,482

(10)	Amounts reported include the value of options and stock awards granted with respect to our subsidiary MiNK.
(11)	The amount reported includes a sign-on bonus of $630,000 to Dr. O’Day.

Grants of Plan-Based Awards for Fiscal Year 2021

Executive Officer	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards ($)(6)
Garo H. Armen, Ph.D	01/01/2021	(1)	—	1,900,000	3.18	6,776,160
	04/02/2021	(2)	68,467	—	—	196,500
Jennifer Buell, Ph.D.	01/01/2021	(1)	—	900,000	3.18	3,209,760
	04/02/2021	(2)	38,328	—	—	110,000
	06/30/2021	(3)	15,000	—	—	82,350
Steven J. O’Day	01/04/2021	(4)	100,000	—	—	323,000
	01/04/2021	(5)	—	300,000	3.23	610,362
Christine M. Klaskin	01/01/2021	(1)	—	50,000	3.18	178,320
	04/02/2021	(2)	12,544	—	—	12,544
Adam Krauss	01/01/2021	(1)	—	175,000	3.18	624,120

(1)

Options have a four-year vesting schedule where one-third of the options vest on the two-year anniversary of January 1, 2021, with the remainder vesting in eight equal quarterly installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.

(2)

Represents the incremental fair value of the fully-vested shares granted in lieu of 2020 bonuses to Drs. Armen and Buell and Ms. Klaskin. See notes 6 and 7 to the Summary Compensation Table for further information on the shares granted in lieu of 2020 bonuses.

(3)	Represents the fully-vested shares granted as a special performance bonus to Dr. Buell.
(4)

Restricted stock units that had a one-year vesting schedule where 100% of the restricted stock units vested on the one-year anniversary of January 4, 2021, generally subject to Dr. O’Day’s continued employment or service with the Company.

(5)

Options have a three-year vesting schedule where one-third of the options vest on each anniversary of the grant date, generally subject to the named executive officer’s continued employment or service with the Company.

(6)

Represents the grant date fair value of awards granted during 2021 determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. See note 8 to the Summary Compensation Table for the assumptions used in determining the grant date fair value of these awards.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

We entered into an employment agreement with Dr. Armen in 2005 and subsequently amended the agreement in 2009 and 2010. Dr. Armen’s employment agreement sets forth his initial base salary and target annual bonus opportunity, both of which have subsequently increased, and provides for severance payments and benefits in the event of a qualifying termination of his employment, as described under “Potential Payments Upon Termination or Change of Control” below. Dr. Armen’s employment agreement includes restrictive covenants with respect to confidential information and the assignment of intellectual property, and includes non-competition and employee non-solicitation/no-hire covenants that apply for the greater of 18 months following his termination of employment or the period during which Dr. Armen receives severance payments and benefits.

We entered into an employment agreement with Dr. Buell in 2019. Dr. Buell’s employment agreement sets forth her then current base salary and then current target annual bonus opportunity, both of which have subsequently increased, and provides for severance payments and benefits in the event of a qualifying termination of her employment, as described under “Potential Payments Upon Termination or Change of Control” below. Dr. Buell’s employment agreement includes restrictive covenants with respect to confidential information and the assignment of intellectual property, and includes non-competition and employee non-solicitation/no-hire covenants that apply for the greater of 12 months following her termination of employment or the period during which Dr. Buell receives severance payments and benefits.

Effective January 1, 2022, we entered into a consulting agreement with Dr. Buell, which provides for her continued service for the Company as a consultant following her resignation as our President and Chief Operating Officer on December 31, 2021. As a consultant, Dr. Buell will assist the Company by serving as a member of its Executive Council, an advisory body formed to accelerate programs and optimize the pipeline synergy across the Company and its subsidiaries. Dr. Buell’s consulting agreement provides for an annual consulting fee of $150,000, and an award of stock options, which award was granted on January 2, 2022, and consisted of an option to purchase 150,000 shares of our common stock, subject to a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to her continued service with the Company. The consulting agreement is for a three-year term through December 31, 2024, unless earlier terminated or extended by mutual written agreement by the parties. Dr. Buell’s consulting agreement also provides for severance payments and benefits to Dr. Buell in connection with certain terminations of her consulting role, as described under “Potential Payments Upon Termination or Change of Control” below. Dr. Buell’s consulting agreement includes restrictive covenants with respect to, non-disparagement, confidential information and the assignment of intellectual property, and includes an employee non-solicitation/no-hire covenant that applies during the term of the consulting agreement and for one year thereafter.

We entered into an employment agreement with Dr. O’Day in October 2020, which was effective upon the commencement of his employment with us in January 2021. Dr. O’Day’s employment agreement provides for an annual base salary of $550,000 and a target annual bonus opportunity equal to 50% of his base salary, and provides for severance payments and benefits in the event of a qualifying termination of his employment, as described under “Potential Payments Upon Termination or Change of Control” below. Dr. O’Day’s employment agreement also provided for an award of stock options and an award of restricted stock units, described above, which awards were granted on January 4, 2021. Dr. O’Day’s employment agreement also provided for a $630,000 sign-on bonus, which he received in 2021, and which he is required to repay to the Company if he terminates his employment within two years. Dr. O’Day’s employment agreement includes restrictive covenants with respect to confidential information and the assignment of intellectual property, and includes non-competition covenants that apply during employment and for 12 months following his termination of employment under certain circumstances, as well as employee non-solicitation/no-hire covenants that apply during employment and for the greater of 12 months following his termination of employment or the period during which Dr. O’Day receives severance payments and benefits.

We have not entered into employment agreements with Ms. Klaskin or Mr. Krauss. However, we have entered into a change of control agreement with Ms. Klaskin, the terms of which are described under “Potential Payments Upon Termination or Change of Control” below.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table shows outstanding equity awards for the named executive officers as of December 31, 2021:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Garo H. Armen, Ph.D.	250,000	—		5.34	06/14/2022		—		—
	200,000	—		3.61	06/13/2023		—		—
	140,000	—		2.72	09/12/2023		—		—
	500,000	—		3.00	02/14/2024		—		—
	250,000	—		5.04	02/12/2025		—		—
	555,000	—		4.16	03/31/2026		—		—
	53,037			6.77	09/16/2026		—		—
	—	853,000	(2)	3.77	03/31/2027
	—	—		—	—		647,000	(3)	2,083,340
	935,200	—		5.65	03/02/2028		—		—
	42,500	—		2.38	12/31/2028		—		—
	1,525,551	139,449	(4)(5)	2.38	01/01/2029		—		—
	—	375,000	(6)	2.39	07/23/2029		—		—
	58,187	29,313	(4)	3.23	11/05/2029		—		—
	996,209	503,791	(4)	4.12	12/24/2029	[2]	—		—
	58,333	—		3.61	06/15/2030		—		—
	627,000	1,273,000	(4)	3.70	12/17/2030		—		—
	—	1,900,000	(7)	3.18	01/01/2031		—		—
Jennifer Buell, Ph.D.	32,500	—		3.68	09/03/2023		—		—
	100,000	—		3.00	02/14/2024		—		—
	35,000	—		5.04	02/12/2025		—		—
	100,000	—		4.16	03/31/2026		—		—
	125,000	—		3.77	03/31/2027		—		—
	150,000	—		5.65	03/02/2028		—		—
	130,000	—		2.07	11/07/2028		—		—
	274,875	25,125	(4)(5)	2.38	01/01/2029		—		—
	—	126,000	(6)	2.39	07/23/2029		—		—
	332,500	167,500	(4)	4.12	12/24/2029		—		—
	10,000	—		3.61	06/15/2030		—		—
	297,000	603,000	(4)	3.70	12/17/2030		—		—
	—	900,000	(7)	3.18	01/01/2031		—		—
Steven J. O’Day	—	300,000	(8)	3.23	01/04/2031		—		—
	—	—		—	—		100,000	(9)	322,000
Christine M. Klaskin	56,250	—		5.34	06/14/2022		—		—
	32,500	—		3.61	06/13/2023		—		—
	30,000	—		2.72	09/12/2023		—		—
	100,000	—		3.00	02/14/2024		—		—
	45,000	—		5.04	02/12/2025		—		—
	30,000	—		4.16	03/31/2026		—		—
	7,551	—		6.77	09/16/2026		—		—
	72,500	—		3.77	03/31/2027		—		—
	83,150	—		5.65	03/02/2028		—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
	75,000	—		2.38	12/31/2028	—	—
	—	22,000	(6)	2.39	07/23/2029	—	—
	3,021	1,516	(4)	3.23	11/05/2029	—	—
	56,522	28,478	(4)	4.12	12/24/2029	—	—
	12,500	—		3.61	06/15/2030	—	—
	16,500	33,500	(4)	3.70	12/17/2030	—	—
Adam Krauss(10)	—	50,000	(7)	3.18	01/01/2031	—	—
	16,500	—		3.70	11/30/2030	—	—
	18,750	—		3.70	12/17/2030	—	—

(1)	We valued the stock awards using the closing price of our common stock on The Nasdaq Capital Market on December 31, 2021, which was $3.22 per share.
(2)

Represents options that vest on the fifth anniversary of the grant date (which is five years prior to the option’s expiration date), generally subject to the named executive officer’s continued employment or service with the Company.

(3)

Represents performance shares that were eligible to vest on March 31, 2022 based on the achievement of a Company share-price milestone, generally subject to the named executive officer’s continued employment or service with the Company. The number of shares reported in the table represent the number of performance shares that would have been earned assuming achievement of the share-price milestone in 2022. This award expired in March 2022 as the milestone was not achieved.

(4)

Represents options that are subject to a three-year vesting schedule pursuant to which one-third of the options vest on the one-year anniversary of the grant date (which is nine years prior to the option’s expiration date) and the remainder vest in equal quarterly installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.

(5)

Options were granted by the Compensation Committee of the Board on January 1, 2019 subject to stockholder approval of an increase to the available share pool under our equity incentive plan. Such approval was obtained on June 19, 2019.

(6)

Represents options that vest, if at all, on June 30, 2022 (or an earlier change of control) based on the achievement of Company share-price milestones, generally subject to the named executive officer’s continued employment or service with the Company. The number of shares reported in the table represent the maximum number of performance options that would vest assuming achievement of the highest share- price milestone.

(7)

Options were granted by the Compensation Committee of the Board on January 1, 2021 subject to stockholder approval of an increase to the available share pool under our equity incentive plan. Such approval was obtained on June 16, 2021. Options are subject to a four-year vesting schedule pursuant to which one-third of the options vest on the two-year anniversary of the grant date (which is eight years prior to the option’s expiration date) and the remainder vest in equal quarterly installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.

(8)

Options granted January 4, 2021 that have a three-year vesting schedule where one-third of the options vest on each anniversary of the grant date, generally subject to the named executive officer’s continued employment or service with the Company.

(9)

Represents shares, granted January 4, 2021, that vest on the one-year anniversary of the grant date, generally subject to the named executive officer’s continued employment or service with the Company.

(10)

Represents vested stock options held by Mr. Krauss on December 31, 2021, which were permitted to remain outstanding and exercisable through March 31, 2022. All other unvested awards held by Mr. Krauss were forfeited on December 31, 2021. See “Transition Arrangements” for Mr. Krauss described in the CD&A, above.

Option Exercises and Stock Vested for Fiscal Year 2021

The following table provides information relating to stock option exercises and the vesting of restricted stock unit awards for our named executive officers during 2021.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)(3)
Garo H. Armen, Ph.D.	119,178	380,178	205,400	589,498
Jennifer Buell, Ph.D.	—	—	129,982	412,348
Steven J. O’Day	—	—	—	—
Christine M. Klaskin	16,563	52,173	37,630	107,998
Adam Krauss	—	—	11,666	36,748

(1)	The value reported equals the Company’s stock price on the exercise date minus the exercise price multiplied by the number of shares acquired on exercise.
(2)	Represents the shares of our common stock acquired upon the vesting of restricted stock units during 2021.
(3)	The value reported equals the Company’s stock price on the vesting date multiplied by the number of shares acquired on vesting.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with Drs. Armen, Buell and O’Day (and, effective as of January 1, 2022, a consulting agreement with Dr. Buell) that provide for certain payments and benefits in the event of certain terminations of employment or a change of control. Additionally, we are a party to a change-in-control agreement with Ms. Klaskin. As noted above, Mr. Krauss resigned from the Company effective on July 30, 2021 and we entered into a consulting agreement in connection with his resignation, described above. The following text summarizes the potential payments to Drs. Armen, Buell and O’Day and Ms. Klaskin, and the following tables include estimates of those potential payments assuming that the triggering event occurred on December 31, 2021, the last day of our fiscal year. As used in the following summary, the terms “cause,” “good reason” and “change of control” have the meaning set forth in the applicable agreement. Under the terms of his consulting agreement in effect following his resignation on July 30, 2021, if the consulting arrangement had been terminated by us without cause prior to December 31, 2021, Mr. Krauss would have remained entitled to the continued vesting of his equity awards through December 31, 2021, described above, but would not have been paid any additional severance or benefits.

Our Chief Executive Officer

Dr. Armen

Under Dr. Armen’s employment agreement, if we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to receive from the Company:

•	his base salary for a period of 18 months, plus a lump sum payment of 150% of the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 18 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment;

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code; and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Upon a change of control, 100% of any of Dr. Armen’s outstanding unvested performance shares immediately vest and 50% of any of Dr. Armen’s outstanding unvested stock options and restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 24 months, we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to receive from the Company:

•	a lump sum payment of 24 months of base salary plus two times the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 24 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment;

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code; and

•	acceleration of vesting for all then-unvested stock options, performance shares and shares of restricted stock as of the date of termination.

Additionally, under Dr. Armen’s employment agreement, he is subject to post-termination non-competition and non-solicitation restrictions that apply for the greater of a period of 18 months post-termination or the period during which he is receiving post-termination payments from us.

In June 2019, the Compensation Committee of our Board of Directors amended the terms of the outstanding stock options held by Dr. Armen. Pursuant to the amendment, in the event of Dr. Armen’s death, disability or retirement, all of his unvested stock options will vest in full and become exercisable, and each stock option will remain exercisable for the lesser of (i) three years from the date of such event or (ii) the end of the 10-year term of each such stock option.

The following table shows the severance payments and benefits that would be payable to Dr. Armen in the event of a termination of employment without cause or resignation for good reason, including within 24 months following a change of control, assuming such termination and change of control occurred on December 31, 2021.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 24 months following a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	1,310,000	982,500
Bonus Payment	1,250,000	937,500
Acceleration of Vesting of Equity	2,511,727	—
Perquisites and Other Personal Benefits	46,335	39,063
Gross-up Payments for Change of Control Excise
Taxes	—	—
Total:	5,118,062	1,959,063

*	We used the following assumptions to calculate these payments:

•

The value associated with cashing out all stock options and performance shares that accelerate as a result of the event described in the table is based on a stock price of $3.22, which was the closing price of our common stock on December 31, 2021. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $3.22 and the exercise price related to such award (if any). For purposes of the table, we have assumed that performance shares that accelerate vest assuming achievement of the performance metrics at maximum levels. Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $1,255,863.

•

We assumed in each case that the termination of employment is without cause, Dr. Armen does not violate his non-competition or non-solicitation agreements with us following such termination, he does not receive medical and dental insurance coverage from another employer within two years (or 18 months, as applicable) of such termination, and he does not incur legal fees requiring reimbursement from us. We also assumed that the termination of employment does not qualify as a retirement for purposes of Dr. Armen’s stock options.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

•

For purposes of calculating his gross-up payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination (including a tax gross-up in respect of outplacement services), and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $3.22 (the closing price of our common stock on December 31, 2021) over the exercise price per share under the option, multiplied by the number of shares subject to the option and that all performance shares vest in full. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

In the event of a termination of Dr. Armen’s employment due to his death, disability or retirement as of December 31, 2021, and based on the closing price of our common stock of $3.22 per share on such date, the value of the unvested stock options that would have vested on such termination would be $428,387.

Our President and Chief Operating Officer

Dr. Buell

Under Dr. Buell’s employment agreement as in effect during 2021, if we had terminated Dr. Buell’s employment without cause or if she had terminated her employment based on a material reduction in her base salary, she would have been entitled to receive from the Company:

•	her base salary for a period of 12 months, plus a lump sum payment equal to the higher of her target annual incentive bonus for the year of termination or her last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 12 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance; and

•	a gross-up for any taxes with respect to such outplacement assistance payment.

Upon a change of control, 50% of any of Dr. Buell’s outstanding unvested performance shares immediately vest and 50% of any of Dr. Buell’s outstanding unvested stock options and restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 18 months, we terminate Dr. Buell’s employment without cause or if she terminates her employment as a result of a material reduction in her base salary or for good reason, she is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of her target annual incentive bonus for the year of termination or her last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 18 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment; and

•	acceleration of vesting for all then-unvested stock options, performance shares and shares of restricted stock as of the date of termination.

Additionally, under Dr. Buell’s employment agreement, she is subject to a 12-month post-termination of employment non-competition covenant in the event her employment terminates under certain circumstances and non-solicitation restrictions that apply for the greater of a period of 12 months post-termination or the period during which she is receiving post-termination payments from us. In the event any payment or benefit provided to Dr. Buell, under her employment agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code, the payments and benefits will be automatically reduced to the extent necessary so that such excise tax will not be applicable.

Under Dr. Buell’s consulting agreement, effective January 1, 2022, if we terminate Dr. Buell’s consulting relationship without cause, she is entitled to receive from the Company her cash compensation for a period of 12 months.

Upon a change of control, 50% of any of Dr. Buell’s outstanding unvested stock options and restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 18 months, we terminate Dr. Buell’s consulting relationship without cause or due to her death or legal incapacity, she is entitled to receive from the Company:

•	a lump sum payment of 18 months of cash compensation; and

•	acceleration of vesting for all unvested stock options and shares of restricted stock granted or issued as of the change in control.

The following table shows the severance payments and benefits that would have been payable to Dr. Buell under her employment agreement in the event of a termination of employment without cause or resignation for good reason, including within 18 months following a change of control, assuming such termination and change of control occurred on December 31, 2021. Dr. Buell’s consulting agreement, effective January 1, 2022, generally provides for more limited severance entitlements than her employment agreement consistent with her consulting relationship, as described above.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 18 months following a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	720,000	480,000
Bonus Payment	648,525	648,525
Acceleration of Vesting of Equity	125,685	—
Perquisites and Other Personal Benefits	39,586	32,138
Total:	1,533,796	1,160,663

*	We used the following assumptions to calculate these payments:

•

The value associated with cashing out all stock options and performance shares that accelerate as a result of the event described in the table is based on a stock price of $3.22, which was the closing price of our common stock on December 31, 2021. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $3.22 and the exercise price related to such award (if any). For purposes of the table, we have assumed that performance shares that accelerate vest assuming achievement of the performance metrics at maximum levels. Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $62,843.

•

We assumed in each case that the termination of employment is without cause, Dr. Buell does not violate her non-competition or non-solicitation agreements with us following such termination, she does not receive medical and dental insurance coverage from another employer within 18 months (or 12 months, as applicable) of such termination.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

Our Chief Medical Officer

Dr. O’Day

Under Dr. O’Day’s employment agreement, if we terminate Dr. O’Day’s employment without cause or if he terminates his employment based on a material reduction in his base salary, he would be entitled to receive from the Company:

•	his base salary for a period of 12 months, plus a lump sum payment equal to the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 12 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance; and

•	a gross-up for any taxes with respect to such outplacement assistance payment.

Upon a change of control, 50% of any of Dr. O’Day’s outstanding unvested stock options and restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 18 months, we terminate Dr. O’Day’s employment without cause or if he terminates his employment as a result of a material reduction in his base salary or for good reason, he is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 18 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment; and

•	acceleration of vesting for all then-unvested stock options and shares of restricted stock as of the date of termination.

Additionally, under Dr. O’Day’s employment agreement, he is subject to a 12-month post-termination of employment non-competition covenant in the event his employment terminates under certain circumstances and non-solicitation restrictions that apply for the greater of a period of 12 months post-termination or the period during which he is receiving post-termination payments from us. In the event any payment or benefit provided to

Dr. O’Day, under his employment agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code, the payments and benefits will be automatically reduced to the extent necessary so that such excise tax will not be applicable.

The following table shows the severance payments and benefits that would have been payable to Dr. O’Day under his employment agreement in the event of a termination of employment without cause or resignation for good reason, including within 18 months following a change of control, assuming such termination and change of control occurred on December 31, 2021.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 18 months following a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	809,135	539,423
Bonus Payment	412,500	275,000
Acceleration of Vesting of Equity	322,000	—
Perquisites and Other Personal Benefits	39,063	31,790
Total:	1,582,697	846,213

*	We used the following assumptions to calculate these payments:

•

The value associated with cashing out all stock options and restricted stock that accelerate as a result of the event described in the table is based on a stock price of $3.22, which was the closing market price of our common stock on December 31, 2021. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $3.22 and the exercise price related to such award (if any). Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $161,000.

•

We assumed in each case that the termination of employment is without cause, Dr. O’Day does not violate his non-competition or non-solicitation agreements with us following such termination, and does not receive medical and dental insurance coverage from another employer within 18 months of such termination.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

Our Vice President, Finance

Ms. Klaskin

Under the change of control agreement with Ms. Klaskin, upon a change of control:

•	100% of any of Ms. Klaskin’s outstanding unvested performance shares as of the change of control date immediately vest;

•

50% of each of Ms. Klaskin’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture; and

•

If a change of control occurs and, within 18 months, we terminate Ms. Klaskin’s employment without cause or if Ms. Klaskin terminates her employment for good reason, she is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of her target annual incentive bonus for the year of termination or her last actual annual incentive bonus;

•	coverage under our medical and dental plans for 18 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment; and

•	the acceleration of vesting of all unvested stock options and unvested restricted stock as of the date of the change of control.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 18 months following a Change of Control* ($)
Base Salary	413,588
Bonus Payment	124,076
Acceleration of Vesting of Equity	18,260
Perquisites and Other Personal Benefits	19,867
Total:	575,791

*	We used the following assumptions to calculate these payments:

•

The value associated with cashing out all stock options and performance shares that accelerate as a result of the event described in the table is based on a stock price of $3.22, which was the closing market price of our common stock on December 31, 2021. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $3.22 and the exercise price related to such award (if any). For purposes of the table, we have assumed that performance shares that accelerate vest assuming achievement of the performance metrics at maximum levels. Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $9,130.

•	We assumed that the termination of employment is without cause, and Ms. Klaskin does not receive medical and dental insurance coverage from another employer within 18 months of such termination.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

DIRECTOR COMPENSATION

The following table shows the compensation paid or awarded to each non-employee director for his or her service as a non-employee director in 2021:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2)(3) ($)		Stock Awards(3)(4) ($)	Other Compensation ($)		Total ($)
Paul Clark	18,750	—		—	—		18,750
Brian Corvese	132,500	250,118	(7)	80,000	175,375	(5)	637,993
Susan Hirsch	75,000	—		—	—		75,000
Allison Jeynes-Ellis	75,000	—		—	—		75,000
Wadih Jordan	105,000	—		—	—		105,000
Ulf Wiinberg	102,500	37,518	(7)	—	51,500	(6)	191,518
Timothy Wright	150,000	85,493		60,000	—		295,493

(1)	Includes fees earned in 2021 but deferred pursuant to our Directors’ Deferred Compensation Plan (as amended) or paid in Agenus Inc. common stock.
(2)

Amounts shown reflect the grant date fair value of stock options granted during 2021 determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Please see Note 13 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions used in valuing such awards.

(3)	The aggregate number of shares subject to stock option awards and unvested restricted stock unit (“RSU”) awards held by each director as of December 31, 2021 was:

	Stock Options	RSUs
Paul Clark	200,000	—
Brian Corvese	472,916	16,000
Susan Hirsch	200,000	—
Allison Jeynes-Ellis	300,000	—
Wadih Jordan	477,550	—
Ulf Wiinberg	442,500	—
Timothy Wright	493,417	12,000

(4)

Amounts shown reflect the grant date fair value of RSU awards granted during 2021 determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The RSU awards were valued by multiplying the closing price of our common stock on the date of grant by the number of shares subject to such RSU awards. Please see Note 13 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions used in valuing such awards.

(5)	Represents cash retainer earned for services under a consulting agreement and as a non-employee member of the board of directors of MiNK.
(6)	Represents cash retainer earned for service as a non-employee member of the board of directors of MiNK.
(7)	Amounts reported includes the value of options granted with respect to our subsidiary MiNK.

Employee directors do not receive any additional compensation for their service as a director. Each year, the Compensation Committee reviews the compensation we pay to our non-employee directors. The Compensation Committee compares our Board compensation to compensation paid to non-employee directors by companies in our peer group, described above. The committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Cash and Equity Compensation for Non-Employee Directors for 2021

Type of Fee
Annual retainer	$75,000
Additional annual cash retainer for Lead Director	$20,000
Additional annual cash retainer for Audit and Finance Committee Chair	$20,000
Additional annual cash retainer for Audit and Finance Committee member	$10,000
Additional annual cash retainer for Compensation Committee Chair	$20,000
Additional annual cash retainer for Compensation Committee member	$10,000
Additional annual cash retainer for Corporate Governance and Nominating Committee Chair	$15,000
Additional annual cash retainer for Corporate Governance and Nominating Committee member	$7,500
Additional annual cash retainer for Executive Committee Chair	$40,000
Additional annual cash retainer for Executive Committee member	$20,000
Additional annual RSU grant for Executive Committee Chair(1)	80,000
Additional annual RSU grant for Executive Committee member(1)	60,000
Additional cash meeting fee for each individual Board or Committee meeting in excess of 10 meetings	$1,500
Initial stock option grant(2)	150,000
Annual stock option grant(3)	100,000

(1)

RSU grants to the Executive Committee Chair and members vest in full on the one-year anniversary of the grant date, generally subject to continued service through the applicable vesting date. The number of shares underlying the award is based on the closing price of the Company’s common stock on Nasdaq on the grant date.

(2)	Initial stock option grants vest over three years in equal annual installments on each anniversary of the date of grant, generally subject to continued service through the applicable vesting date.
(3)

Annual stock option grants vest entirely on the earlier of (i) the one-year anniversary of the grant date and (ii) the following year’s annual stockholder meeting, in each case, generally subject to continued service through the vesting date.

Agenus also reimburses each non-employee director for reasonable travel and out-of-pocket expenses in connection with his or her service as director.

Our Directors’ Amended and Restated Deferred Compensation Plan (as amended) (the “DDCP”) permits each non-employee director to defer all or a portion of his or her cash compensation until his or her service ends or until a specified date. A director may credit his or her deferred cash into an interest bearing account, an equity account tied to the value of our common stock, or a combination of both. As a matter of policy, directors are encouraged to elect to defer twenty-five percent of their cash compensation into an equity account under the DDCP.

The Board has adopted a policy guideline that encourages directors to hold 10,000 shares of our common stock within a reasonable period of time following their election or appointment to the Board. In addition to purchasing shares in the open market, directors may utilize the DDCP or the Agenus Board Compensation Policy, which allows directors to receive their compensation in stock, to acquire these shares. In accordance with the requirements of the DDCP, elections to defer compensation thereunder must be made prior to the end of the third quarter of the prior calendar year. In some cases, a director, due to securities law restrictions, may be unable to purchase such shares until such election takes effect.

In December 2020, the Compensation Committee recommended, and the Board approved, the following changes to our non-employee director compensation program:

•	Increased the annual cash retainer from $55,000 to $75,000, effective as of January 1, 2021;

•	Increased the annual stock option grant from 75,000 shares to 100,000 shares; and

•	Increased the initial stock option grant, for new directors, from 100,000 shares to 150,000 shares.

Consulting Agreement with Mr. Corvese

We entered into a letter agreement with Mr. Corvese, which was subsequently amended in 2022, under which he provides consulting services to us. Pursuant to his letter agreement, Mr. Corvese is entitled to receive a monthly cash retainer equal to $10,000, not to exceed $120,000 for each year of the term. Under Mr. Corvese’s letter agreement, he has agreed to a one year non-solicitation, perpetual nondisparagement, and perpetual confidentiality covenants.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of total annual compensation for Dr. Armen, our chairman and chief executive officer (the “CEO”), to the median of the annual total compensation of all our employees (other than the CEO). For 2021:

•	Dr. Armen’s total annual compensation: $9,757,448;

•	Median annual total compensation of all employees (other than CEO): $111,952.08; and

•	Ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees (other than CEO): 87.2

[Under SEC rules, we used the same median employee as we used for our 2020 pay ratio because we reasonably believe there were no changes to our employee population or compensation arrangements in 2021 that would result in a significant change to our pay ratio disclosure. In determining the median employee, we chose December 31, 2020 as the date to identify our median employee, and we identified our median employee using the consistently applied compensation measure of base salary as reflected on Company records for all U.S. and non-U.S. employees; provided, however, we excluded 10 of Agenus’ non-U.S. employees residing in Armenia and Turkey in making this determination. Additionally, we annualized the compensation of all employees who were hired in 2020 and were working for us on December 31, 2020, but who did not work for us the entire fiscal year. For our 2021 pay ratio, we measured the median employee’s annual total compensation under SEC rules using base salary earned in 2021, annual cash or stock bonuses paid in 2022 for the 2021 performance year, the grant date value of any equity awards received in 2021 and the 401(k) match provided by the Company in 2021, in each case, if applicable. We calculated our median employee’s total annual compensation using the same methodology we used to calculate Dr. Armen’s annual total compensation, as reflected in the “Total” column of the Summary Compensation table above.]

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On April 11, 2022, Agenus had 270,273,610 shares of common stock issued and outstanding. The table below shows certain information about the beneficial ownership of Agenus common stock, as of April 11, 2022, by:

•	each of our directors,

•	each of our named executive officers, and

•	all of our directors and executive officers as a group.

In accordance with SEC rules, we have included in the column “Number of Issued Shares” all shares of common stock over which the person has sole or shared voting or investment power as of April 11, 2022, and we have included in the column “Number of Shares Issuable” all shares of common stock that the person has the right to acquire within 60 days after April 11, 2022 through the exercise of any stock options, the vesting of restricted shares, or in the case of directors, any shares to be distributed under the DDCP. All shares that a person has a right to acquire within 60 days of April 11, 2022 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares of common stock listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421.

Name of beneficial owner	Number of Issued Shares	Number of Shares Issuable	Total	Percent of Class
Garo H. Armen, Ph.D.(1)	1,712,756	7,484,163	9,196,916	3.3%
Wadih Jordan(2)	—	693,198	693,198	*
Allison Jeynes-Ellis	66,176	300,000	366,176	*
Timothy R. Wright(3)	50,391	611,216	661,607	*
Brian Corvese	92,085	472,916	565,001	*
Ulf Wiinberg(4)	99,063	572,497	671,560	*
Susan Hirsch	84,132	133,333	217,465	*
Christine M. Klaskin	122,643	640,882	763,525	*
Steven O’Day	163,003	99,999	263,002	*
Jennifer Buell(5)	127,091	1,729,250	1,856,341	*
Adam Krauss(5)	—	—	—	*
All current directors and executive officers as a group (9 persons)(6)	2,390,246	11,008,204	13,398,450	4.8%

*	Less than one percent
(1)

Excludes shares owned through Antigenics Holdings LLC (“Holdings”). Dr. Armen is Chief Executive Officer, Chairman of the Board of Managers and a member of Holdings which owns 4,046 shares of our common stock. Includes 479,000 shares held by the Garo Armen 2020 2 Year AG GRAT as Dr. Armen is the trustee and has investment authority, 125,969 held in an IRA, and 100,000 shares held by Pixie Partners, a General Partnership, as Dr. Armen is a general partner.

(2)	Includes 215,648 deferred shares to be distributed in accordance with the terms of our DDCP.
(3)	Includes 138,300 deferred shares to be distributed in accordance with the terms of our DDCP.
(4)	Includes 129,997 deferred shares to be distributed in accordance with the terms of our DDCP.
(5)	Dr. Buell and Mr. Krauss resigned from the Company in 2021. The information provided for Dr. Buell is as of April 11, 2022, and for Mr. Krauss is to the best of the Company’s knowledge.

(6)	Includes 483,945 deferred shares to be distributed in accordance with the terms of our DDCP, and excludes shares held by Holdings as described in footnote (1).

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of April 11, 2022 by each person known to us owning beneficially more than 5% of any class of our capital stock. Unless otherwise indicated in a footnote to this table, each person has the sole power to invest and vote the shares of common stock listed opposite the person’s name.

Name and Address of beneficial Owner	Title of Class	Number of Shares		Percent of Class
Brad M. Kelley	Common	1,591,039		*
1410 Moran Road Franklin, TN 37069-6300	Series A-1 Preferred	31,620	(1)	100%
State Street Corporation	Common	21,170,850	(2)	7.8%
1 Lincoln Street Boston, MA 02111
Blackrock Inc.	Common	17,649,673	(3)	6.5%
55 East 52nd Street New York, NY 10055
The Vanguard Group Inc.	Common	17,634,553	(4)	6.5%
100 Vanguard Blvd. Malvern, PA 19355
Deep Track Capital, LP	Common	15,229,187	(5)	5.6%
200 Greenwich Ave, 3rd Floor Greenwich, CT 06830

*	Less than one percent
(1)

Mr. Kelley owns 31,620 shares of our Series A-1 Convertible Preferred Stock, our only shares of outstanding Series A-1 preferred stock. These shares have an initial conversion price of $94.86 and are currently convertible into 333,333 shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A-1 Convertible Preferred Stock into shares of common stock as of April 11, 2022 he would have held 1,924,375 shares of our common stock, or 0.7% of the shares outstanding.

(2)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 11, 2022 by State Street Corporation and SSGA Funds Management, Inc. State Street Corporation has shared voting power over 20,790,261 shares and shared dispositive power over 21,170,850 shares. SSGA Funds Management, Inc. has shared voting power over 17,255,243 shares and shared dispositive power over 17,312,543 shares.

(3)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 3, 2022 by Blackrock Inc. Blackrock Inc. has sole voting power over 17,012,577 shares and sole dispositive power over 17,649,673 shares.

(4)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group Inc. The Vanguard Group Inc. has shared voting power over 413,855 shares, sole dispositive power over 17,052,432 shares and shared dispositive power over 582,121 shares.

(5)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on April 8, 2022 by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin. Each of Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin have shared voting and dispositive power over 15,229,187 shares. The principal business address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, GeorgeTown, KY1-9001, Cayman Islands.

DELINQUENT SECTION 16(a) REPORTS

Our executive officers, directors, and 10% stockholders are required under Section 16(a) of the 1934 Act, to file reports of ownership and changes in ownership of our securities with the SEC.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2021 fiscal year, our directors, executive officers, and 10% stockholders complied with all applicable Section 16(a) filing requirements, except that, due to an administrative error, Form 4s reporting a grant on June 15, 2021 of options to purchase shares of our common stock to each of our directors and officers then in office were not filed until July 2, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Children of Armenia Fund

Our Audit and Finance Committee approved a charitable contribution to the Children of Armenia Fund (“COAF”) totaling up to $125,000 for 2021. Dr. Garo H. Armen, Agenus’ Chairman and Chief Executive Officer, is the founder and chairman of COAF. The 2021 charitable contribution was comprised of a cash component and a non-cash component. The cash component was $68,000, which Agenus paid in quarterly installments. The non-cash component was $50,000, which was the estimated value of a portion of Agenus’ office space in its New York office that was (and continues to be) made available to COAF. Additionally, COAF reimburses Agenus for the value of general and administrative services that Agenus performs on COAF’s behalf, if any.

Protagenic Therapeutics, Inc.

During the year ended December 31, 2021, our Audit and Finance Committee approved the performance of research and development manufacturing services totaling $291,000 for Protagenic Therapeutics, Inc. We will be reimbursed for these services on an actual time and materials basis. Dr. Garo H. Armen, our CEO, is Executive Chairman of and has a greater than 10% equity interest in Protagenic Therapeutics, Inc.

MiNK Therapeutics, Inc.

In October 2021, we completed the initial public offering of MiNK Therapeutics, Inc. (“MiNK”), trading on the Nasdaq Global Market under the ticker symbol “INKT”. MiNK is a clinical stage biopharmaceutical company focused on developing allogeneic invariant natural killer T (“iNKT”) cell therapies to treat cancer and other life-threatening immune diseases. We are currently the majority stockholder of MiNK and we own 78.51% of MiNK’s outstanding shares as of the date of this proxy statement. Prior to its initial public offering, MiNK was dependent upon us for all of its working capital requirements. Due to efficiencies, certain MiNK operations are currently fully integrated with us, including, but not limited to, corporate functions such as finance, human resources, information technology and legal functions. In September 2018, we entered into an Amended and Restated Intercompany License and Services Agreement (the “Intercompany Agreement”) with MiNK, which amended and restated the original Intercompany License and Services Agreement effective March 1, 2018, under which (i) for consideration of $600,000, MiNK was granted a non-exclusive, field-limited, nontransferable license to certain licensed technology, (ii) we performed research and business services (Company Services) to support our operations on a cost plus basis and (iii) MiNK performed research services for us, also on a cost plus basis.

In September 2021, we entered into a new Intercompany General & Administrative Services Agreement with MiNK (the New Intercompany Service Agreement). The New Intercompany Service Agreement provides MiNK with administrative support, including, without limitation, financial, legal, information technology and human resources administrative support and non-administrative services as may be agreed to between the parties from time to time. We provide the services under the New Intercompany Service Agreement on a cost plus basis and MiNK is required to pay 105% of our costs. Under the New Intercompany Service Agreement, MiNK is also entitled to use our business offices and laboratory space and equipment in exchange for MiNK contributing a proportionate payment for the use of such facilities and equipment. Either party may terminate the New Intercompany Service Agreement upon 30 days’ prior written notice.

In September 2021, we entered into a new Intellectual Property Assignment and License Agreement with MiNK (the “New Assignment and License Agreement”), upon which the Intercompany Agreement was terminated. Pursuant to the New Assignment and License Agreement, we assigned to MiNK certain patent rights and know-how related to its iNKT product candidates and other patents and know-how related to its business. In addition to the patent rights assigned to MiNK by us, MiNK also received an exclusive, royalty-free, sublicensable license to research, develop, manufacture and commercialize certain licensed technology in the field. The New Assignment and License Agreement further provides for MiNK to grant us a field-limited, non-exclusive, royalty-free license under the assigned patent rights. We have also agreed to provide MiNK with our biological material upon written request in order for MiNK to use such material in its development activities of a combination therapy. We may withhold the transfer of biological material for various reasons, including if such transfer would reasonably result in a disruption of our planned activities. For any materials we do share with MiNK, MiNK has agreed to enter into a separate agreement governing the transfer and providing for joint ownership of the data. We have agreed that during the term of the New Assignment and License Agreement, and for three years thereafter, we will not develop, manufacture or commercialize an iNKT cell therapy, directly or indirectly by transferring such technology to a third party.

MiNK has the sole responsibility to development, manufacture and commercialize products under this New Assignment and License Agreement. MiNK may terminate the New Assignment and License Agreement without cause upon 90 days’ prior written notice to us. Either party may terminate if they believe there has been a material breach which has not been cured within 90 days (or 45 days for breach of payment obligations) of receiving such notice.

Allocated Company Services primarily include payroll related expenses, facility costs and stock based compensation. Allocation of Company Services, net of $2.4 million and $1.3 million for the periods ended December 31, 2021 and 2020, respectively, is included in Operating expenses in MiNK’s statement of operations and comprehensive loss and Due to related parties in its consolidated balance sheet.

We purchased 1,400,000 shares of MiNK’s common stock in MiNK’s initial public offering for an aggregate purchae price of $16,800,000.

Related Party Transaction Policies and Procedures

The Audit and Finance Committee of the Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, certain of our stockholders, and their immediate family members. This obligation is set forth in writing in our Audit and Finance Committee Charter. A copy of the Audit and Finance Committee Charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate- governance/governance-documents. No material on our website is part of this proxy statement. In evaluating related party transactions, our Audit and Finance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit and Finance Committee will approve a related party transaction when, in its good faith judgment, the transaction is fair to, and in the best interest of, Agenus.

To identify related party transactions each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify management for review and approval by management and our Corporate Governance and Nominating Committee. A copy of our Code of Ethics is posted on the corporate governance section of our website at https://investor.agenusbio.com/ corporate-governance/governance-documents. No material on our website is part of this proxy statement.

PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED DIRECTORS’ DEFERRED COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 575,000 TO 775,000

Description of Proposed Amendment to our Amended and Restated Directors’ Deferred Compensation Plan

Our Amended and Restated Directors’ Deferred Compensation Plan (the DDCP) was originally adopted in 2007 and has subsequently been amended and restated, most recently in 2020. On April 29, 2022, our Board adopted, subject to stockholder approval, an amendment to the DDCP to increase the number of shares of our common stock available for issuance thereunder from 575,000 shares to 775,000 shares. We are requesting that stockholders approve this amendment to the DDCP. We are not requesting approval of any other changes to the DDCP.

If stockholders do not approve this Proposal 2, the proposed 200,000 additional shares will not become available for issuance under the DDCP, but the DDCP will otherwise remain in effect in accordance with its terms.

Background and Reasons to Vote for this Proposal

The DDCP permits members of our Board who are not officers or employees of the Company or its subsidiaries to elect to defer the receipt of all or a portion of the cash compensation payable in respect of services as a director until a later date, with the amount deferred payable in cash and/or shares of our common stock, as elected by the applicable director. We believe that that the DDCP is an important component of our director compensation program and is beneficial to our stockholders because it allows us to preserve our current cash resources, with respect to those directors who elect to defer compensation, and further aligns the interests of our non-employee directors with those of our stockholders.

As of March 31, 2022, there were 483,947 shares reserved for issuance under the DDCP and we have 13,879 shares available for reservation. We are requesting that stockholders approve this Proposal 2 because the shares remaining available for issuance under the DDCP are not sufficient to allow us to continue to offer our non-employee directors the opportunity to receive shares of our common stock in respect of compensation that they elect to defer.

Summary of the DDCP

The following is a brief summary of the material terms of the DDCP, as amended to increase the number of shares of our common stock available for issuance thereunder. A copy of the amendment to our DDCP is attached as Appendix A to this proxy statement, and we urge stockholders to read it in its entirety. The following description of certain features of the DDCP is qualified in its entirety by reference to the full text of the DDCP.

Administration. The DDCP is administered by the Chief Financial Officer of the Company or another officer designated by our Board, who will have the sole responsibility for interpreting the DDCP. The DDCP is currently administered by the Company’s Vice President, Finance.

Eligibility. Each member of our Board who is not also an officer or an employee of the Company or its subsidiaries is eligible to participate in the DDCP. All of our current directors, except Dr. Armen, are eligible to participate in the DDCP. As of April 28, 2022, six non-employee directors are eligible to participate in the DDCP.

Basis of Participation. The DDCP allows each eligible director to defer receipt of all or a portion of the cash compensation payable to him or her for service on our Board. Such compensation may be deferred until termination of service as a director or, subject to the terms of the DDCP, such other date as may be specified by the director. A director may elect to participate in the DDCP no later than September 30 of the year before the calendar year in which the applicable compensation would be earned and may choose to defer 25, 50, 75 or 100 percent of his or her total cash compensation payable for services as a director. A deferral election remains in effect unless the participant files a written revocation or superseding deferral agreement and a deferral election becomes irrevocable after the last day of the calendar year immediately preceding the year to which the deferral relates. A notional deferral account is established for each participating director, which consists of a notional subaccount for amounts earning interest, denominated on a dollar basis (the “cash account”), and a notional subaccount for amounts invested in hypothetical shares of our common stock, which is denominated on a notional share basis (the “stock account”). Pursuant to the deferral agreement, each participant indicates the percentage of future deferrals to be notionally invested in the cash account and the stock account. Amounts are credited to these accounts on a quarterly basis.

Amounts deferred to the cash account are credited with interest at the rate paid on one-year Treasury bills. Amounts deferred to the stock account are converted on a quarterly basis into a number of units representing shares of our common stock equal to the amount of compensation which the participant has elected to defer to the stock account divided by the applicable stock price for our common stock (determined based on the average closing price of our common stock for all trading days during the applicable calendar quarter). Prior to receiving a distribution from the stock account, units representing shares allocated to a participant’s stock account are not considered actual shares of our common stock for any purpose, and a participant will have no right as a stockholder with respect to such units. A participant with amounts held in the stock account will be eligible for cash and stock dividends in the form of units on the date we pay any such dividends on shares of our common stock. In the event of a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or similar change affecting common stock, appropriate adjustments will be made in the number and/or kind of units representing shares credited to the stock account.

Authorized Shares; Adjustments. Without giving effect to the proposed amendment, the aggregate number of shares of our common stock that are reserved for issuance under the DDCP is 575,000. In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or similar capital change, the aggregate number of shares that are reserved for issuance under the DDCP will be appropriately adjusted by our Board. The closing price of our common stock as reported on NASDAQ on April 11, 2022 was $2.31 per share.

Distributions. Distributions from notional accounts under the DDCP will be paid in a lump sum or in annual installments for a period of up to five years and commence in the calendar year following a participant’s termination of service as a director or such other calendar year as may be specified by the participant, provided such other calendar year is at least two years after the date the director elected to receive such distribution. Distributions consist of (a) cash in the amount credited to the participant’s notional account and (b) the number of shares of our common stock equal to the number of units credited to his or her stock account. To the extent a participant would receive a payment from his or her stock account in excess of the number of shares remaining available under the DDCP, the participant shall receive cash in lieu of shares.

Unfunded Plan. The DDCP is unfunded, and the Company has no obligation to set aside, segregate, or deposit any funds or assets of any kind to meet its obligations under the plan. The rights of any participant, beneficiary, or other person under the DDCP will be solely those of a general unsecured creditor of our Company.

Amendment and Termination. The Company may, without the consent of any participant, beneficiary, or other person amend the DDCP at any time, but no amendment may reduce the amount previously credited to a participant’s deferral account. The Company may terminate the DDCP at any time, and the Company may, in its discretion, distribute amounts according to the participant’s deferral election or in a lump sum as soon as practicable after the plan’s termination date.

New Plan Benefits

Participation in the DCPP is entirely within the discretion of the eligible directors. Because we cannot presently determine the rate of contributions by these directors, it is not possible to determine the value of benefits that may be obtained by participants under the DCPP.

The following table sets forth the amounts deferred by our non-employee directors as a group under the DCPP for the fiscal year ended December 31, 2021. None of our executive officers or other employees are eligible to participate in the DCPP.

Name and Position	Dollar Value ($)	Number of Units
Non-Executive Director Group	263,750	63,679

Vote Required

To approve Proposal 2, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2022 Annual Meeting and voting on the matter must vote FOR Proposal 2. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3— TO APPROVE AN AMENDMENT TO OUR 2019 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 26,000,000 TO 41,000,000

Description of Proposed Amendment to our 2019 Equity Incentive Plan

Our 2019 Equity Incentive Plan (our “2019 Plan”) was originally approved by our stockholders on June 19, 2019, and has subsequently been amended, most recently in 2022. On April 29, 2022, the Board approved, subject to shareholder approval, certain changes to the 2019 Plan, including:

1.	An amendment to increase the maximum number of shares of our common stock available for issuance under the 2019 Plan by 15,000,000 shares.

2.	Updates to the 2019 Plan’s limits on individual awards for directors.

3.

Technical updates to various provisions of the 2019 Plan, including an amendment to the definition of “Affiliate” to include greater than 50%-owned subsidiaries, and clarifications to the application of the one-year minimum vesting requirement that generally applies to awards under our plan, subject to limited carve-outs.

If stockholders do not approve this Proposal 3, the changes to our 2019 Plan, as Amended and Restated, will not become effective and our 2019 Plan will remain in effect in accordance with its terms. The material terms of the 2019 Plan, as Amended and Restated, are described under “Summary of our 2019 Plan” below.

Reasons for Seeking Shareholder Approval

Equity awards are a key part of our compensation program

We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) aligns our employees’ interests with the interests of our other stockholders and (iii) preserves our cash resources. It has been our practice to grant equity awards to substantially all of our full- time employees upon hire and on an annual basis. We compete for talent in an extremely competitive industry, often with larger pharmaceutical companies with greater resources. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent, which we have been successful in doing to date. In addition, we have used equity compensation as a way to further tie the interests of our executive officers and other key employees with those of our stockholders through the payment of their annual incentive bonuses in the form of fully vested shares of our common stock. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.

Equity awards incentivize the achievement of key business objectives and increases in stockholder value

Our equity program primarily consists of stock options, as well as restricted stock units (“RSUs”) and performance shares. Stock options are performance-based because no value is realized unless our stock price increases from the date of grant. We have also from time to time granted stock options that are subject to performance-based vesting conditions to incentivize the achievement of key business objectives or specific increases in stock price. RSUs serve as a valuable retention incentive and typically vest based on continued employment or service over a specified time period. Performance shares vest based on the achievement of key business objectives or specific increases in stock price. We believe that equity awards have been and will continue to be critical to our success and that they play an important role in incentivizing employees across our Company to achieve our key business objectives and drive increases in stockholder value.

Additional shares are necessary in order for us to meet our anticipated equity compensation needs

As of March 31, 2022, there were 1,915,504 shares remaining available for issuance under our 2019 Plan. If stockholders do not approve the 2019 Plan, as Amended and Restated, our ability to grant equity awards to our planned new hires, as well as our existing employees and management team, will be severely limited, which would place us at a competitive disadvantage. After a review of our historical practices and our anticipated future growth, we believe that the shares that would become available under our 2019 Plan, as Amended and Restated, if this proposal is approved would enable us to continue to grant equity awards for one to two years, which is vital to our ability to attract and retain the talent required to support our continued growth in the extremely competitive labor market in which we compete.

Although we grant equity awards deeply, we have responsibly managed our burn rate and overhang

In determining the share pool under our 2019 Plan, as Amended and Restated, the Board considered the historical number of equity awards granted by the Company in the past three years. In 2019, 2020 and 2021, the Company made equity awards in respect of 12,404,933 shares, 7,512,568 shares and 11,030,711 shares, respectively, under our 2019 Plan and our Amended and Restated 2009 Equity Incentive Plan (our “2009 Plan”) (assuming maximum performance, for awards subject to performance-based vesting). The weighted average number of shares of our common stock outstanding in 2019, 2020 and 2021 was 134,981,764, 172,503,844 and 228,919,041, respectively. The Company’s three-year average unadjusted burn rate (calculated by dividing the total number of shares subject to equity awards granted during the applicable period by the total weighted-average number of shares outstanding during the period, without taking into account any forfeited equity awards) is 6.10%. Our three-year average adjusted burn rate is 6.35%. Adjusted burn rate applies a multiplier of 1.5x (based on our stock price volatility) to restricted stock and restricted stock units when calculating the burn rate, to better equate those full-value awards with options. We believe our historical burn rate is reasonable for a company of our size in our industry, especially given our broad-based use of equity awards to compensate our employees and other key service providers. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms.

In determining the number of shares that would become available under our 2019 Plan, as Amended and Restated, the Board also considered the total shares subject to outstanding awards and the dilution that would result from the share pool under our 2019 Plan, as Amended and Restated. As of March 31, 2022, there were 28,970,944 shares subject to outstanding awards under our 2019 Plan and, as of this same date, the shares subject to outstanding equity awards and available for issuance under our 2019 Plan represented approximately 11% of our outstanding shares (commonly referred to as the “overhang”), with performance-based awards included in such calculation assuming maximum level achievement of applicable performance goals. The table below includes aggregate information regarding equity awards outstanding and the number of shares available for future awards under our 2019 Plan, our 2009 Plan, the DDCP and our 2015 Inducement Equity Plan, in each case, as of March 31, 2022, and the number of shares that would be available for issuance under our 2019 Plan, as Amended and Restated, if this proposal is approved by stockholders. We also maintain the Agenus, Inc. 2019 Employee Stock Purchase Plan. As of March 31, 2022, there were 301,203 shares available for issuance under such plan.

Information on Equity Compensation Plans as of March 31, 2022
Total number of stock options outstanding(1)	38,576,717
Weighted-average exercise price of stock options outstanding	$3.58
Weighted-average remaining duration of stock options outstanding	7.47 years
Total number of full value awards outstanding (including RSUs)(2)	957,192
Total shares available for grant under the 2019 Plan(3)	1,915,504
Total shares of common stock outstanding (as of March 31, 2022)	258,310,163

(1)

Includes 28,497,699 stock options outstanding under the 2019 Plan, 9,874,518 stock options outstanding under the 2009 Plan, and 204,500 stock options outstanding under the 2015 Inducement Equity Plan. No stock appreciation rights are outstanding.

(2)	Includes 473,245 shares underlying awards (other than stock options) outstanding under the 2019 Plan, and 483,947 shares underlying awards outstanding under the DDCP.
(3)

Without giving affect to the proposed amendments. Share counting provisions, including adjustments to the number of shares available under our Amended Plan, are described below under “Authorized Shares” and “Adjustments.”

Our 2019 Plan, as Amended and Restated is consistent with principles of good corporate governance

The Board believes that our 2019 Plan, as Amended and Restated, will promote the interests of stockholders and is consistent with principles of good corporate governance, including:

•

No Discounted Stock Options or SARs. All stock option and stock appreciation rights (“SAR”) awards under our 2019 Plan, as Amended and Restated, must have an exercise or base price that is not less than the closing price of the underlying common stock on the date of grant.

•

No Repricing. Other than in connection with a corporate transaction affecting the Company, our 2019 Plan, as Amended and Restated, prohibits any repricing of stock options or SARs without obtaining stockholder approval.

•

Limits on Awards. Our 2019 Plan limits the number of stock options, SARs and other awards that may be granted to plan participants. It also contains a separate limit on the amount of compensation payable to non-employee directors in any year.

•

No Liberal Share Recycling. Shares underlying stock options and other awards issued under our 2019 Plan, as Amended and Restated, will not be recycled into the share pool if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award. The number of shares available for delivery under our 2019 Plan, as Amended and Restated, will not be increased by any shares that have been delivered under our 2019 Plan, as Amended and Restated that are subsequently repurchased using proceeds directly attributable to stock option exercises.

•

Minimum Vesting Periods. Awards under our 2019 Plan, as Amended and Restated, may not be scheduled to vest, in whole or in part, within one year of grant (subject to exceptions for (i) awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (ii) shares delivered in lieu of fully vested cash obligations, (iii) substitute awards granted in connection with a business acquisition, and (iv) awards that result in the issuance of a maximum of 5% of shares available for issuance under the plan).

•	No Reload Awards. Our 2019 Plan, as Amended and Restated, prohibits the grant of “reload” awards.

•	No Dividends on Unvested Awards. Dividend and dividend equivalents may not be paid on a current basis on unvested awards.

•	No Liberal Change of Control Definition. Our 2019 Plan, as Amended and Restated, does not include a “liberal” change of control definition.

Summary of our 2019 Plan

The following is a brief summary of the material terms of our 2019 Plan, as Amended and Restated. A copy of the Amendment is attached as Appendix B to this proxy statement, and we urge stockholders to read it in its entirety. The following description of the material terms of our 2019 Plan, as Amended and Restated, is qualified in its entirety by reference to the full text of our 2019 Plan, as Amended and Restated.

Administration. Our 2019 Plan, as Amended and Restated, will generally be administered by our Compensation Committee, which will have the discretionary authority to interpret the plan; determine eligibility for and grant awards; determine, modify, accelerate or waive the terms and conditions of any award; determine the form of settlement of awards; prescribe forms, rules and procedures relating to the plan and awards; and otherwise do all things necessary or desirable to carry out the purposes of the plan or any award. Our

Compensation Committee (or the Board, with respect to such matters over which it retains authority) may delegate to one or more of its members (or one or more members of the Board) such of its duties, powers and responsibilities as it may determine and, to the extent permitted by law, may delegate certain of its duties, powers and responsibilities to officers, employees and other persons. As used in this summary, the term “Administrator” refers to our Compensation Committee, the Board or any authorized delegates, as applicable.

Eligibility to Receive Awards. Under our proposed 2019 Plan, as Amended and Restated, employees, directors, consultants and advisors of the Company and its affiliates (which, as of the date of this proxy statement and under the terms of the 2019 Plan, as Amended and Restated, would include MiNK) are eligible to receive awards under our 2019 Plan, as Amended and Restated. Eligibility for options intended to be ISOs is limited to employees of the Company or certain affiliates. As of April 15, 2022, we estimate that approximately 550 employees, 14 non-employee directors, and 100 consultants and advisors would be eligible to participate in our 2019 Plan, as Amended and Restated.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares of common stock that may be delivered in satisfaction of awards under our 2019 Plan, as Amended and Restated, is 41,000,000 shares (inclusive of shares subject to awards previously granted under the 2019 Plan prior to the effective date of our 2019 Plan, as Amended and Restated), plus any shares of underlying awards under our 2009 Plan that again become available for grant under our 2009 Plan (not to exceed 19,655,534 shares) (the “Share Pool”). Up to 41,000,000 shares from the Share Pool may be issued in satisfaction of ISOs. The following rules apply in respect of the Share Pool:

•

Any shares of stock underlying awards settled in cash or that expire, become unexercisable, terminate, or are forfeited to or repurchased by the Company without the issuance of shares will not reduce the Share Pool.

•	All shares covering a SAR any portion of which is settled in stock and any shares withheld in satisfaction of the exercise or purchase price or tax withholding obligations will reduce the Share Pool.

•

The Share Pool will not be increased by any shares that are delivered under our 2019 Plan, as Amended and Restated, that are subsequently repurchased by the Company using proceeds directly attributable to stock option exercises.

•	Shares issued in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition will not reduce the Share Pool.

Shares that may be delivered under our 2019 Plan, as Amended and Restated, may be authorized but unissued shares of our common stock or previously issued shares of our common stock acquired by the Company. Shares may be delivered under our 2019 Plan, as Amended and Restated, in satisfaction of awards granted under other compensation arrangements of the Company, including our 2009 Plan. The closing price of our common stock as reported on Nasdaq on April 11, 2022 was $2.31 per share.

Annual Individual Limits. With respect to any participant in any calendar year, the maximum number of shares subject to stock options that may be granted, the maximum number of shares subject to SARs that may be granted, and the maximum number of shares subject to awards other than stock options and SARs that may be granted is 2,500,000 shares, 2,500,000 shares and 1,500,000 shares, respectively.

In the case of a non-employee director, with respect to his or her services as a director, the aggregate value of all compensation granted or paid to the director by the Company with respect to any calendar year, including equity awards, may not exceed $700,000 (or $900,000 for the calendar year in which the director is first elected). This limitation does not apply to any compensation granted or paid for services other than as a non-employee director, including as a consultant or advisor to us or any of our subsidiaries.

Types of Awards. Our 2019 Plan, as Amended and Restated, provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, performance awards, and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with awards under our 2019 Plan, as Amended and Restated, but will be subject to the same risk of forfeiture as applies to the underlying award.

•

Stock Options and SARs. The Administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The per share exercise price of each stock option, and the per share base value of each SAR, granted under our 2019 Plan, as Amended and Restated, may not be less than 100% of the closing price of a share of our common stock on the date of grant (or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported) (110% in the case of certain ISOs). The Administrator may not grant stock options that provide for automatic “reload” grants of additional stock options.

•

Restricted and Unrestricted Stock and Stock Units. The Administrator may grant awards of stock, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to us if specified performance or other vesting conditions are not satisfied.

•	Performance Awards. The Administrator may grant performance awards, which are awards subject to performance vesting conditions.

•

Other Stock-Based Awards. The Administrator may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as are determined by the Administrator.

•	Substitute Awards. The Administrator may grant substitute awards, which may have terms and conditions that are inconsistent with the terms and conditions of our 2019 Plan, as Amended and Restated.

Vesting; Terms of Awards. The Administrator will determine the terms and conditions of all awards granted under our 2019 Plan, as Amended and Restated, including the time or times an award vests or becomes exercisable, the terms and conditions on which an option or SAR remains exercisable, and the effect of termination of a participant’s employment or service on awards. No award under our 2019 Plan, as Amended and Restated, may be scheduled to vest, in whole or in part, prior to the date that is one year following the date the award is granted, except that the following awards will not be subject to the foregoing minimum vesting requirement: (i) substitute awards granted in connection with a business acquisition, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) awards that result in the issuance of an aggregate of up to five percent (5%) of the aggregate shares available for issuance under the 2019 Plan, as Amended and Restated.

Termination of Employment or Other Status. The Administrator will determine the effect of termination of employment or other service on awards.

Transferability of Awards. Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.

Corporate Transactions. Except as otherwise provided in an award agreement or by the Administrator, in the event of a consolidation, merger or similar transaction in which the Company is not the surviving corporation or which results in the acquisition of the majority of our common stock by a single person or group, a sale or transfer of substantially all of our assets or a dissolution or liquidation of the Company:

•

For each unvested award that is then outstanding and eligible to vest based on performance, the Administrator shall determine the extent to which the applicable performance vesting conditions have been achieved as of the consummation of such transaction and the award, to the extent earned based on performance, will thereafter be eligible to vest based on continued employment or service, as applicable;

•

Each such award, and each unvested award that is outstanding as of the consummation of the transaction that is eligible to vest solely based on continued employment or service, as applicable, will be assumed, continued or substituted for by the acquiror, survivor or affiliate thereof and will vest on the same schedule, except that if the participant’s employment or service, as applicable, is terminated for any reason other than cause within two years following such transaction, the award (or any award substituted therefor) will vest in full;

•

Each award that is outstanding as of the consummation of the transaction that is not assumed, continued or substituted for will vest in full in connection with the consummation of the covered transaction.

•

The Administrator may provide for payment with respect to some or all awards that are not assumed, continued or substituted for equal to the fair market value of the underlying shares over the applicable exercise or purchase price of such award.

Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be issued under our 2019 Plan, as Amended and Restated, the individual limits described above, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of, outstanding awards, and any other provisions affected by such event. The Administrator may also make such adjustments to take into account other distributions to shareholders or any other event if it determines that adjustments are appropriate to avoid distortion in the operation of our 2019 Plan, as Amended and Restated or any award.

Clawback. The Administrator may provide that any outstanding award or the proceeds from, or other amounts received in respect of, any award or stock acquired under any award will be subject to forfeiture and disgorgement to us, with interest and related earnings, if the participant to whom the award was granted is not in compliance with the plan or the applicable award or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant. Each award will be subject to any of our policies or those of our subsidiaries that provides for the forfeiture, disgorgement or clawback with respect to incentive compensation that includes awards under the plan and will be subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards.

Term. Our 2019 Plan, without giving effect to the amendment, became effective on June 19, 2019 and will expire on April 29, 2032.

Amendment and Termination. The Administrator may at any time amend our 2019 Plan, as Amended and Restated or any outstanding award and may at any time terminate our 2019 Plan, as Amended and Restated, as to future grants. However, except as expressly provided in our 2019 Plan, as Amended and Restated, or the applicable award, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent, unless the Administrator expressly reserved the right to do so at the time the award was granted. Any amendments to our 2019 Plan, as Amended and Restated, will be conditioned on shareholder approval to the extent required by law or applicable stock exchange requirements.

Certain Federal Income Tax Consequences of our 2019 Plan, as Amended and Restated

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the 2019 Plan, as Amended and Restated. This summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences, except as noted.

Stock Options (other than ISOs). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company, subject to the limitations provided in the U.S. tax code. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares acquired pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company, subject to the limitations provided in the Code) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares acquired pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company, subject to the limitations provided in the Code.

Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company, subject to the limitations provided in the Code.

Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company, subject to the limitations provided in the Code. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company, subject to the limitations provided in the Code. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2019 Plan, as Amended and Restated, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company, subject to the limitations provided in the Code), unless he or she has made a proper election to defer receipt of the shares under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

New Plan Benefits

Because the granting of awards under the 2019 Plan, as Amended and Restated, is discretionary, subject to the limits described under “Annual Individual Limits” above and other terms of the plan, we cannot now determine the number or type of awards to be granted in the future to any particular person or group. For further information on awards to non-employee directors, see the section of this proxy statement titled “Director Compensation”.

The following table sets forth the awards that were granted to our named executive officers, our executive officers as a group, our non-executive directors as a group, and our non-executive officer employees as a group under the 2019 Plan during the fiscal year ended December 31, 2021.

Name and Position	Number of Stock Options	Number of Restricted Stock Units
Garo H. Armen, Ph.D., Chief Executive Officer	1,900,000	205,400
Jennifer S. Buell, Ph.D., President and Chief Operating Officer(1)	900,000	129,982
Christine M. Klaskin, Vice President of Finance	50,000	37,630
Steven J. O’Day, MD, Chief Medical Officer	300,000	100,000
Adam Krauss, Chief Legal Officer(2)	175,000	—
All executive officers as a group	3,325,000	473,012
All non-executive directors as a group	20,501	28,000
All non-executive officer employees as a group	5,659,509	1,524,689

(1)	Dr. Buell resigned effective December 31, 2021.
(2)	Mr. Krauss resigned effective July 30, 2021.

Vote Required

To approve Proposal 3, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2022 Annual Meeting and voting on the matter must vote FOR Proposal 3. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 3.

EQUITY PLANS

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	30,978,713	$3.57	4,737,736	(2)
Equity compensation plans not approved by security holders(3)	227,333	$4.46	858,689

Total	31,206,046		5,596,425

(1)

Includes 30,575,602 shares subject to awards under our 2009 and 2019 Equity Incentive Plans, assuming maximum achievement of all applicable performance conditions, and 403,111 shares issuable under our DDCP.

(2)	Includes shares that may be issued under our 2009 and 2019 Equity Incentive Plans and 2009 Employee Stock Purchase Plan and 99,808 shares available under our DDCP.
(3)	Represents the Agenus Inc. 2015 Inducement Equity Plan under which inducement grants may be made in accordance with Nasdaq rules.

PROPOSAL 4—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

Our Audit and Finance Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although stockholder approval of the selection of KPMG LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2022 Annual Meeting, our Audit and Finance Committee will reconsider their selection of KPMG LLP. If stockholders do ratify this appointment, the Audit and Finance Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that the change would be in the best interests of Agenus and our stockholders.

The Audit and Finance Committee has approved all services provided to Agenus by KPMG LLP during 2021. Representatives of KPMG LLP are expected to be present at the 2022 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

KPMG LLP has served as our independent registered public accounting firm since 1997.

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements and of the effective operation of internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for comfort letters, consents and review of registration statements were $802,450 for 2021 and $737,000 for 2020.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance services were $158,285 in 2021 and $81,077 in 2020.

Fees paid to KPMG LLP associated with tax consultation services were $147,320 in 2021 and $209,649 in 2020.

All Other Fees

Fees paid to KPMG LLP associated with subsidiary audits and related matters were $909,002 in 2021 and $616,561 in 2020. We also paid $2,430 in fees to KPMG LLP associated with accounting research and disclosure checklist tools for each of 2021 and 2020. Except as described herein, we paid no other fees to KPMG LLP for 2021 or 2020.

Pre-Approval of Audit and Non-Audit Services

All of the KPMG LLP fees for 2021 and 2020 shown above were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit and Finance Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

To approve Proposal 4, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 4. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 4. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 4, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 4.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Board has adopted a written charter for the Audit and Finance Committee, the current version of which is available on our website https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement.

In the course of its oversight of the Company’s reporting process, the Audit and Finance Committee of the Board has (1) reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2021, (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and SEC, and (3) discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

Based on the foregoing review and discussions, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

By the Audit and Finance Committee,

Ulf Wiinberg, Chair

Wadih Jordan

Timothy R. Wright

ADDITIONAL INFORMATION

Stockholder Proposals for 2023 Annual Meeting of Stockholders

Proposals to be included in the Company’s proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2023 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 under the Exchange Act and must also meet the advance notice requirements in our bylaws applicable to all stockholder proposals (as described in the following paragraphs).

Proposals to be brought before an annual meeting. Under our bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2023 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 8, 2023, if you wish to bring business before the 2023 Annual Meeting of Stockholders, you must give us written notice by December 31, 2022.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2023 Annual Meeting of Stockholders is given or made and the date of the 2023 Annual Meeting of Stockholders is not within 30 days before or after June 8, 2023, notice by the stockholder must be received by the Company 45 days prior to the date of the 2023 Annual Meeting of Stockholders. If less than 60 days’ notice or prior public disclosure of the date of the 2023 Annual Meeting of Stockholders is given or made and the date of the 2023 Annual Meeting of Stockholders is not within 30 days before or after June 8, 2023, notice by the stockholder must be received by the Company no later than 15 days after the date Agenus sends notice of the 2023 Annual Meeting of Stockholders. If a stockholder fails to provide timely notice of a proposal to be presented at the 2023 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, or telephone or e-mail Investor Relations at 781-674-4400 or investor@agenusbio.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one printed copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Documents Incorporated by Reference

The financial statements from our Annual Report on Form 10-K for the year ended December 31, 2021 are incorporated by reference herein.

APPENDIX A

AMENDMENT TO

THE AMENDED AND RESTATED

DIRECTORS’ DEFERRED COMPENSATION PLAN

The Amended and Restates Directors’ Deferred Compensation Plan of Agenus Inc. (the “Plan”) be and hereby is amended as follows:

1.	Section 2.6 of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

“The aggregate number of shares of common stock which have been reserved for issuance under this plan is 775,000.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

A-1

ANNEX B

APPENDIX B

AGENUS, INC. AMENDED AND RESTATED 2019

EQUITY INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards.

3. ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; to determine eligibility for and grant Awards; to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to adjustment as provided in Section 7(b), the number of shares of Stock that may be issued in satisfaction of Awards under the Plan is (i) 41,000,000 shares of Stock, plus (ii) the number of shares of Stock available for issuance under the Prior Plan as of the Date of Adoption (which will not exceed 5,262,242 shares), plus (iii) the number of shares of Stock underlying awards under the Prior Plan (which will not exceed 19,655,534 shares) that on or after the Date of Adoption expire or terminate or are surrendered without the delivery of shares of Stock, are forfeited to, or repurchased by, the Company, or otherwise become available again for grant under the Prior Plan, in each case, in accordance with its terms (collectively, the “Share Pool”). Up to 41,000,000 of the shares of Stock from the Share Pool may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan. For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Awards will be determined (i) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by increasing the Share Pool by any shares of Stock underlying Awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock) of Stock. For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with the applicable requirements of Section 422.

(b) Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock issued in respect of Substitute

Awards will be in addition to and will not reduce the Share Pool, but, notwithstanding anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future issuance under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all, provided, however, that Substitute Awards will not be subject to the limits described in Section 4(d).

(c) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan; provided that the Administrator may, in its sole discretion, provide for the delivery of cash in lieu of any fractional shares that would otherwise be deliverable hereunder.

(d) Individual Limits.

(1) The following additional limits apply to Awards of the specified type granted to any person in any calendar year:

(A)	Stock Options: 2,500,000 shares of Stock.

(B)	SARs: 2,500,000 shares of Stock.

(C)	Awards other than Stock Options and SARs: 1,500,000 shares of Stock.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year are aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock underlying those Awards; and (iii) the share limit under clause (C) refers to the maximum number of shares of Stock that may be issued, or the value of which may be paid in cash or other property, under Awards of the type specified in clause (C), assuming maximum payout levels.

(2) In addition to the foregoing limits, the aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan, in each case, for his or her services as a Director during such calendar year, may not exceed $700,000 in the aggregate (or $900,000 for the calendar year the Director is first elected or appointed to the Board), calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules and assuming maximum payout levels.

5. ELIGIBILITY AND PARTICIPATION

The Administrator shall select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for NSOs and SARs is limited to individuals who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6. RULES APPLICABLE TO AWARDS

(a) All Awards.

(1) Award Provisions. The Administrator shall determine the terms and conditions of all Awards, subject to the limitations provided herein. No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.

(4) Vesting, etc. The Administrator shall determine the time or times at which an Award vests or becomes exercisable and the terms on which a Stock Option or SAR remains exercisable. Notwithstanding the foregoing, no Award may be scheduled to vest, in whole or in part, prior to the date that is one year following the date the Award is granted; provided, however, that (i) Awards that result in the issuance of an aggregate of up to five percent of the maximum available share reserve authorized for issuance under the Plan may be granted without regard to such one-year minimum scheduled vesting period, and (ii) this one-year minimum scheduled vesting period shall not apply to any Awards granted to a Participant in lieu of or settlement of fully-vested cash awards or payments otherwise payable to such Participant, Substitute Awards, or Awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting. Unless the Administrator expressly provides otherwise, the following rules will apply if a Participant’s Employment ceases:

(A) Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested, will be forfeited.

(B) Subject to (C) and (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) Subject to (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such cessation of employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).

(5) Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award, any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which he or she is bound. Each Award shall be subject to any policy of the Company or any of its Affiliates that provides for forfeiture, disgorgement or clawback with respect to incentive compensation that includes Awards under the Plan and shall be subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5) and to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5). Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).

(6) Taxes. The issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator shall prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. The Administrator may hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such amounts had been made directly to the Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant.

(7) Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award. Subject to Section 6(a)(10), any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such additional limitations or restrictions as the Administrator may impose.

(8) Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its Affiliates to the Participant.

(9) Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be issued or granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its Affiliates, including, without limitation, the Prior Plan, as the case may be. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its Affiliates, including the Prior Plan, may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as issued under the Plan (and will reduce the Share Pool in accordance with the rules set forth in Section 4).

(10) Section 409A.

(A) Without limiting the generality of Section 11(b), each Award will contain such terms as the Administrator determines and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B) If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(B) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(C) With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of any additional tax, interest, or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(D) For purposes of Section 409A, each payment made under the Plan will be treated as a separate payment.

(b) Stock Options and SARs.

(1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be considered to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of Stock Options or SARs in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the Fair Market Value of a share of Stock, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(3) Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by a payment, payment of the exercise price must be made by cash or check acceptable to the

Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise issuable upon exercise, in either case, that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder described in Section 6(b)(2)).

(5) Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Covered Transactions. Except as otherwise expressly provided in an Award agreement or by the Administrator, in the event of a Covered Transaction:

(1) With respect to each unvested Award (or portion thereof) that is outstanding as of the consummation of the Covered Transaction that is eligible to vest based on performance, the Administrator shall determine the extent to which the applicable performance vesting conditions have been achieved as of the consummation of the Covered Transaction (or the end of the applicable performance period, if earlier) and the Award (or portion thereof), to the extent earned based on performance, shall thereafter be eligible to vest solely based on continued Employment. Each such Award (or portion thereof), and each unvested Award (or portion thereof) that is outstanding as of the consummation of the Covered Transaction that is eligible to vest solely based on continued Employment, shall be assumed, continued or substituted for by the acquiror or survivor or an affiliate of the acquiror or survivor with an award that preserves the value of the Award (or portion) as of the consummation of the Covered Transaction and vests on the same schedule as the Award so assumed, continued or substituted for; provided, that if within two (2) years following the consummation of the Covered Transaction, a Participant’s Employment is terminated by the Company or any successor thereof for any reason other than Cause, such Award or any award granted in substitution therefor (or portion thereof) shall vest in full.

(2) Each unvested Award that is outstanding as of the consummation of a Covered Transaction that is not assumed, continued or substituted for as provided in Section 7(a)(1) shall vest in full in connection with the consummation of the Covered Transaction.

(3) Subject to Section 7(a)(5), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards that are not assumed, continued or substituted for as described in Section 7(a)(1) above or any portion thereof (including only the vested portion thereof), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the fair market value of a share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or portion (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally ) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the fair market value of a share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.

(4) Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1) and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(5) Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) with respect to an Award may, in the discretion of the Administrator, contain such limitations or restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(3) will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions with Respect to Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator will make appropriate adjustments to the Share Pool, the individual limits described in Section 4(d), the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to issue any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously issued under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of issuance listed on any stock exchange or national market system, the shares to be issued have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the issuance of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock issued under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided that, except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to materially and adversely affect the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do in the Plan or at the time the applicable Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, no adjustment to any Award pursuant to the terms of Section 7 will be treated as an amendment to such Award requiring a Participant’s consent.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its Affiliates to grant any person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding, or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its Affiliates, nor the Administrator, nor any person acting on behalf of the Company, any of its Affiliates, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.

12. ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time establish one or more sub-plans under the Plan (for local law compliance purposes or other purposes or administrative reasons determined by the Administrator)

by adopting supplements to the Plan containing, in each case, (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional terms and conditions, as the Administrator deems necessary or desirable. Each supplement so established will be deemed to be part of the Plan but will apply only to Participants within the group to which the supplement applies (as determined by the Administrator).

13. GOVERNING LAW

(a) Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. By accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, provided that the language “more than 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Substitute Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an employment, severance-benefit, change in control or similar agreement with the Company or any of its Affiliates that contains a definition of “Cause,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan for so long as such agreement remains in effect. In the case of any other Participant, except as expressly provided otherwise in an Award agreement, “Cause” shall mean, as determined by the Administrator in its sole discretion,: (i) the Participant’s willful failure to perform (other than by reason of Disability), or material negligence in the performance, his/her duties and responsibilities to the Company or any of its Affiliates; (ii) material breach by the Participant of any provision of the Plan, the Award agreement or any other agreement with the Company or any of its Affiliates; or (iii) other conduct by the Participant that is materially harmful to the business, interests or reputation of the Company or any of its Affiliates.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: Agenus Inc., a Delaware corporation.

“Compensation Committee”: The Compensation Committee of the Board.

“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of the majority of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The date the Plan was approved by the Company’s stockholders.

“Director”: A member of the Board who is not an Employee.

“Disability”: In the case of any Participant who is party to an employment, severance-benefit, change in control or similar agreement with the Company or any of its Affiliates that contains a definition of “Disability,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan for so long as such agreement remains in effect. In the case of any other Participant, except as expressly provided otherwise in an Award agreement, “Disability” shall mean such Participant’s having been continuously disabled from performing duties assigned to the Participant for a period of not less than six consecutive calendar months, in which case such Disability shall be deemed to have commenced on the date following the end of such six consecutive calendar months.

“Employee”: Any person who is employed by the Company or any of its Affiliates.

“Employment”: A Participant’s employment or other service relationship with the Company or any of its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its Affiliates. If a Participant’s employment or other service relationship is with any Affiliate of the Company and that entity ceases to be an Affiliate of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate of the Company unless the Participant transfers Employment to the Company or one of its remaining Affiliates. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the NASDAQ Stock Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A natural person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”: The Agenus Inc. Amended and Restated 2019 Equity Incentive Plan, as from time to time amended and in effect.

“Prior Plan”: The Agenus Inc. Amended and Restated 2009 Equity Incentive Plan, as amended.

“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified service or performance-based vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified service or performance-based vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Section 422”: Section 422 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Awards”: Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000569120_1 R1.0.0.24 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Brian Corvese 02) Timothy R. Wright AGENUS INC. 3 FORBES ROAD LEXINGTON, MA 02421 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/07/2022 for shares held directly and by 11:59 P.M. ET on 06/05/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AGEN2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/07/2022 for shares held directly and by 11:59 P.M. ET on 06/05/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve an amendment to our Amended and Restated Directors’ Deferred Compensation Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 575,000 to 775,000. 3. To approve an amendment to our 2019 Equity Incentive Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 26,000,000 to 41,000,000. 4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000569120_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com AGENUS INC. Annual Meeting of Stockholders June 8, 2022 at 3:30 PM This proxy is solicited on behalf of the Board of Directors The undersigned stockholder(s) of Agenus Inc. (the “Company”) hereby appoint(s) Garo H. Armen, Ph.D. and Christine M. Klaskin, or either of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 8, 2022, via live webcast at www.virtualshareholdermeeting.com/AGEN2022, and all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN AND MAIL THIS PROXY TODAY. Continued and to be signed on reverse side